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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Louisiana-Pacific Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Louisiana-Pacific Corporation
805 S.W. Broadway	Proxy Statement and
Portland, Oregon 97205	Notice to Stockholders of
(503) 821-5100	Annual Meeting May 3, 2004

March 23, 2004

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on Monday, May 3, 2004, at 9:30 a.m. at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee. We look forward to personally greeting those stockholders able to be present.

        At this year's meeting, in addition to the election of three directors, you will be asked to vote on amendments to LP's 1997 Incentive Stock Award Plan, 2000 Non-Employee Director Restricted Stock Plan and 1992 Non-Employee Director Stock Option Plan, as well as approval of modified performance goals under LP's Annual Cash Incentive Award Plan and ratification of the selection of LP's outside independent auditor. Your Board of Directors unanimously recommends a vote for each of these proposals. Action will also be taken on any matters that are properly presented at the meeting, including two stockholder proposals opposed by the Board of Directors for the reasons stated in the proxy statement.

        Regardless of the number of shares you own, it is important that they be represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date, and mail the enclosed proxy at your earliest convenience.

        The accompanying proxy statement contains important information about the annual meeting and your corporation. On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Mark A. Suwyn
 Chairman and Chief Executive Officer

LP is a trademark of Louisiana-Pacific Corporation.

TABLE OF CONTENTS

        On written request, LP will provide, without charge, a copy of its Form 10-K Annual Report for 2003 filed with the Securities and Exchange Commission (including the financial statements and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of LP's common stock on March 5, 2004, the record date for the 2004 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The reports will be available for mailing in late March 2004. Requests should be sent to: Director of Corporate Affairs, Louisiana-Pacific Corporation, 805 S.W. Broadway, Portland, Oregon 97205.

i

Stockholder Approval	21
ITEM 6—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR	21
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor	21
Fees Paid to Principal Independent Auditor	22
ITEM 7—STOCKHOLDER PROPOSAL REGARDING CEO AND CHAIRMAN POSITIONS	23
ITEM 8—STOCKHOLDER PROPOSAL REGARDING ENVIRONMENTAL MATTERS	25
OTHER BUSINESS	27
FINANCE AND AUDIT COMMITTEE REPORT	28
HOLDERS OF COMMON STOCK	29
Five Percent Beneficial Owners	29
Directors and Executive Officers	30
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
EXECUTIVE COMPENSATION	31
Compensation Committee Report	31
Performance Graph	35
Compensation of Executive Officers	36
Equity Compensation Plan Information	39
Retirement Benefits	40
Management Loans and Other Transactions	41
Directors' Compensation	42
Agreements with Executive Officers	43
STOCKHOLDER PROPOSALS	45
GENERAL	45

ii

Louisiana-Pacific Corporation
805 S.W. Broadway
Portland, Oregon 97205
(503) 821-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2004

        The 2004 Annual Meeting of Stockholders of Louisiana-Pacific Corporation ("LP") will be held at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee, on Monday, May 3, 2004, at 9:30 a.m. local time, to consider and vote upon the following matters:

  1.
  Election of three Class I directors.

  2.
  Approval of amendment of LP's 1997 Incentive Stock Award Plan.

  3.
  Approval of amendment of LP's 2000 Non-Employee Director Restricted Stock Plan.

  4.
  Approval of amendment of LP's 1992 Non-Employee Director Stock Option Plan.

  5.
  Approval of performance goals under LP's Amended and Restated Annual Cash Incentive Award Plan.

  6.
  Ratification of the selection of Deloitte & Touche LLP as LP's independent auditor for 2004.

  7.
  A proposal submitted by a stockholder and not recommended by management relating to separation of the offices of chairman and chief executive officer, if properly presented at the meeting.

  8.
  A proposal submitted by a stockholder and not recommended by management relating to environmental matters, if properly presented at the meeting.

        Only stockholders of record at the close of business on March 5, 2004, are entitled to notice of and to vote at the meeting.

        In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP's Common Stock entitled to vote at the meeting will be open to examination, during ordinary business hours, at LP's headquarters located at 805 S.W. Broadway, Portland, Oregon, for the 10 days preceding the meeting, by any LP stockholder for any purpose germane to the meeting.

        Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, the Admission Ticket attached to the proxy card will admit you to the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, you may request an Admission Ticket by sending a written request, along with proof of ownership, such as a bank or brokerage account statement, to Stockholder Relations, 805 S.W. Broadway, Portland, Oregon 97205.

                      ANTON C. KIRCHHOF, Secretary

Portland, Oregon

March 23, 2004

Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted in accordance with the terms of the Proxy Statement. If you attend the meeting, you may withdraw your proxy and vote in person.

PROXY STATEMENT

        Louisiana-Pacific Corporation, a Delaware corporation ("LP"), is soliciting proxies on behalf of its Board of Directors to be voted at the 2004 Annual Meeting of Stockholders (including any adjournment of the meeting). This proxy statement and the accompanying proxy card are first being sent to stockholders on approximately March 23, 2004.

Voting Procedure

        A proxy card is enclosed for your use. To vote by proxy, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States.

        You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors for Items 1, 2, 3, 4, 5, and 6 and against Items 7 and 8 listed in the Notice of Annual Meeting of Stockholders.

        If you return a proxy card, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, or (2) by voting in person at the annual meeting.

        If shares are held for your account in the Automatic Dividend Reinvestment Plan administered by EquiServe Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

        Only stockholders of record at the close of business on March 5, 2004, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 108,499,264 shares of common stock, $1 par value ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading "Holders of Common Stock" below. The closing sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on March 5, 2004, was $25.05 per share.

        The Board of Directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters, or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

Item 1—Election of Directors

Nominees

        The three nominees for the Class I director positions to be voted on at the meeting are presently members of the Board of Directors. The term of office for the positions to be voted on will expire at the Annual Meeting of Stockholders in 2007. The Board of Directors has determined that each nominee is independent as defined in the revised listing standards adopted by the NYSE and approved by the Securities and Exchange Commission (the "SEC") in November 2003. The nominees are:

Dustan E. McCoy	Nominee for Term Expiring 2007

        Dustan E. McCoy, age 54, became a director of LP in 2002. Mr. McCoy joined Brunswick Corporation, a recreation products company headquartered in Lake Forest, Illinois, in September 1999 as its Vice President, General Counsel and Corporate Secretary and was promoted to his present position as President of its Brunswick Boat Group in 2000. He was previously Executive Vice President of Witco Corporation, a global specialty chemicals company headquartered in Greenwich, Connecticut, from January to September 1999 and was Witco's Senior Vice President, General Counsel and Corporate Secretary from July 1996 until December 1998.

Lee C. Simpson	Nominee for Term Expiring 2007

        Lee C. Simpson, age 69, served as President and Chief Operating Officer of LP on an interim basis from July 1995 until March 1996. He also was elected to fill a vacancy on the Board of Directors in July 1995. He was an executive officer of LP from 1972 until his retirement in 1991 and previously served as a director of LP from 1972 until 1993.

Colin D. Watson	Nominee for Term Expiring 2007

        Colin D. Watson, age 62, became a director of LP in 2000. Mr. Watson became President and Chief Executive Officer of Vector Aerospace Corporation, a company providing aviation overhaul and repair services with executive offices in Toronto, Ontario, Canada, in November 2003. Previously, he was Vice Chairman of the Board of Spar Aerospace Limited, an aviation services company with headquarters in Toronto, Ontario, Canada, from December 1999 until his retirement from the Spar Aerospace board in January 2002. He also served as Chief Executive Officer of Spar Aerospace from December 1999 to December 2000, and President and Chief Executive Officer from 1996 to November 1999. From 1979 to 1996, Mr. Watson was President and Chief Executive Officer of Rogers Cable TV, Ltd. Mr. Watson is a director of B-Split II Corp., Cygnal Technologies Corporation, Kasten Chase Applied Research Ltd., Northstar Aerospace, Inc., OnX Enterprise Solutions Inc., and Persona Inc., each of which is a Canadian company with securities traded on the Toronto Stock Exchange. He is also a director of Rogers Cable Inc., which has senior debt as to which reports are filed with the SEC under the Securities Exchange Act of 1934, and Great Lakes Carbon Income Fund, an unincorporated limited purpose trust with units traded on the Toronto Stock Exchange.

        Your shares represented by a properly completed and returned proxy card will be voted FOR the election of the three nominees unless authority to vote is withheld. If any of the nominees becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the Board of Directors.

        The three nominees receiving the highest total number of votes will be elected. Shares not voted for the election of directors, whether because authority to vote is withheld, because the record holder fails to return a proxy, because the broker holding the shares expressly does not vote on such issue or otherwise, will not count in determining the total number of votes for each nominee.

Continuing Directors

        The current members of the Board of Directors whose terms of office will continue beyond the 2004 Annual Meeting of Stockholders are listed below. The Board of Directors has determined that each continuing director other than Mr. Suwyn is independent as defined in the NYSE's listing standards and, in particular, has no material relationship with LP either directly or as a partner, shareholder, officer or director of an organization that has a relationship with LP. In making this determination, the Board of Directors considered the purchases of goods and services by LP from ConocoPhillips, of which Mr. Dunham is Chairman of the Board, and Union Pacific Corporation, of which Mr. Dunham is a director, and charitable contributions by LP to an organization of which Mr. Hansen is Executive Director. With respect to purchases of goods and services from ConocoPhillips and Union Pacific Corporation, the Board of Directors determined that these purchases represented ordinary, arm's length, commercial transactions for goods and services required in LP's business operations. The Board of Directors also determined that charitable contributions by LP to the Izaak Walton League of America in each of the last three years represented well below 2% of that organization's annual gross revenues.

E. Gary Cook	Current Term Expires 2005

        E. Gary Cook, age 59, became a director of LP in 2000. Mr. Cook was Chairman, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals company, until his retirement in 1999. Until 1996, he was President, Chief Operating Officer, and a director of Albemarle Corporation, a global specialty chemicals company spun off from Ethyl Corporation in 1994, where Mr. Cook had been a Senior Vice President and director since 1992. Previously, Mr. Cook was a Vice President of E. I. du Pont de Nemours and Company. He is also a director of Trimeris Corporation, a biopharmaceutical company.

Paul W. Hansen	Current Term Expires 2005

        Paul W. Hansen, age 52, has been a director of LP since 1999. Mr. Hansen has been Executive Director of the Izaak Walton League of America (the "IWLA"), a nationally-recognized conservation organization, since February 1995. Mr. Hansen began his employment with the IWLA in 1984. He is also a director of the Theodore Roosevelt Conservation Partnership and Americans for Our Heritage and Recreation.

Brenda J. Lauderback	Current Term Expires 2005

        Brenda J. Lauderback, age 53, became a director of LP in 1999. She was Group President, Wholesale and Retail, of Nine West Group Inc., a designer and marketer of quality, fashionable women's footwear and accessories, from May 1995 until her retirement in January 1998. She is also a director of Big Lots, Inc., Irwin Financial Corporation, Wolverine World Wide Inc., and Select Comfort Corporation.

Archie W. Dunham	Current Term Expires 2006

        Archie W. Dunham, age 65, has been a director of LP since 1996. He is Chairman of the Board and a director of ConocoPhillips, an international, integrated energy company. He served in various senior executive positions with Conoco Inc., including most recently as Chairman, President and Chief Executive Officer, for more than five years prior to its merger with Phillips Petroleum Company in 2002. Mr. Dunham is also a director of Union Pacific Corporation and Phelps Dodge Corporation.

Daniel K. Frierson	Current Term Expires 2006

        Daniel K. Frierson, age 62, became a director of LP in February 2003. Mr. Frierson has been Chairman and Chief Executive Officer of The Dixie Group, Inc., a manufacturer and distributor of high-end carpet and rugs headquartered in Chattanooga, Tennessee, for more than 15 years. He is also a director of Astec Industries, Inc.

Mark A. Suwyn	Current Term Expires 2006

        Mark A. Suwyn, age 61, became Chairman and Chief Executive Officer of LP and was elected to its Board of Directors in 1996. Mr. Suwyn was Executive Vice President of International Paper Company from 1992 through 1995. Previously, he was Senior Vice President of E.I. du Pont de Nemours and Company. Mr. Suwyn is also a director of Unocal Corporation and Ballard Power Systems Inc.

Corporate Governance

        Strong corporate leadership of the highest ethics and integrity has long been a major focus of LP's Board of Directors and management. During the past two years, the Board and senior management devoted significant time and attention to corporate governance issues, including updating LP's corporate governance principles and committee charters. The key tenets of LP's corporate governance principles include the following:

  •
  A majority of the directors and all members of the Audit, Compensation, and Nominating Committees must be independent. In addition to objective standards adopted by the SEC and the NYSE, to be considered independent, a director must be free of any material relationship with LP, as determined by the Board of Directors, including any relationship that may interfere with the exercise of his or her independent judgment as a director. As noted above, the Board has determined that all current directors other than Mr. Suwyn are independent under this standard.

  •
  The outside (non-management) directors meet in executive session without management present at the time of each quarterly Board meeting. The presiding director for each executive session rotates among the outside directors in alphabetical order based on surname. At such time as any of the outside directors is not also independent, at least one executive session each calendar year will include only the independent directors.

  •
  Directors must tender their resignation for consideration by the Board following any material change in employment or business association.

  •
  Directors must retire as of the date of the next annual meeting of stockholders after attaining age 70.

  •
  Directors will be provided with orientation and continuing education opportunities relating to performance of their duties as directors.

  •
  The composition, structure, purpose, responsibilities and duties of each of the Audit Committee, Compensation Committee, Nominating Committee, and Environmental and Compliance Committee are set forth in written charters approved from time to time by the Board.

  •
  The Board and Board committees have authority to engage outside advisors who are independent of management to provide expert advice to the directors.

  •
  The Nominating Committee oversees annual evaluations of the effectiveness of the Board, operations of Board committees, and contributions of individual directors, and communicates the results of these evaluations to the full Board.

  •
  LP has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a separate Code of Ethics for Senior Financial Officers, including the chief executive officer, which relates to conflicts of interest and full, fair and accurate financial reporting. The Code of Business Conduct and Ethics addresses, among other matters, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, legal and regulatory compliance, and reporting of illegal or unethical behavior. Waivers of either code with respect to directors and executive officers may be made only by the Board or a Board committee to which this responsibility is delegated, and will be promptly disclosed to LP's stockholders by posting on LP's website at www.lpcorp.com.

  •
  LP's chief executive officer is responsible for maintaining a succession planning process with respect to top management positions and to report to the Board annually regarding specific assessments and recommendations.

        Current copies of LP's corporate governance principles, charters of each Board committee, the Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are available on LP's web site at www.lpcorp.com in the Investor Relations section under the heading "Corporate Governance." Any amendments to LP's Code of Ethics for Senior Financial Officers will also be posted at www.lpcorp.com. Copies of any of these documents may also be obtained free of charge by writing to Director of Corporate Affairs, Louisiana-Pacific Corporation, 805 S.W. Broadway, Portland, Oregon 97205.

Board and Committee Meetings

        During 2003, the Board of Directors held four regular quarterly meetings. Each director attended at least 75% of the total number of the meetings of the Board and the meetings held by all committees of the Board on which he or she served during 2003 except Brenda J. Lauderback. The Board's committees and membership on each committee are shown below.

Name of Director	Finance and Audit		Compensation		Nominating and Corporate Governance		Environmental and Compliance
E. Gary Cook	X		X	*
Archie W. Dunham	X	*	X
Daniel K. Frierson	X		X
Paul W. Hansen					X		X
Brenda J. Lauderback					X	*	X
Dustan E. McCoy					X		X	*
Lee C. Simpson					X		X
Mark A. Suwyn							X
Colin D. Watson	X		X

X=Committee member; *=Chair

Finance and Audit Committee

        The Finance and Audit Committee (the "Audit Committee") held seven meetings during 2003, three of which were telephone conference meetings. The membership, duties, and functions of the Audit Committee are governed by a written charter, a copy of which is attached to this Proxy Statement as Appendix A. In order to effectively perform its oversight responsibilities and duties, the Audit Committee holds separate sessions from time to time with LP's management, internal auditors, and outside auditor.

        The Audit Committee has sole authority and responsibility to select (subject to stockholder approval as described below under "Item 6—Ratification of Selection of Independent Auditor"), retain, oversee, and replace LP's independent auditor and to approve their compensation. The Audit Committee is responsible for pre-approving all audit services and legally-permitted non-audit services. The Audit Committee reviews and approves the annual audit plan of the independent auditor and performs an annual evaluation of the auditor's qualifications, performance and independence. The Audit Committee also reviews reports by the auditor regarding discussions with management regarding critical accounting policies, alternative treatments of financial information under generally accepted accounting principles, and other significant accounting issues, the results of the audits and the quarterly and annual financial statements, and the opinion to be rendered by the auditor in connection with LP's audited financial statements.

        The Audit Committee also oversees LP's internal audit function and internal control systems, including reviewing LP's internal audit plans, the scope, coverage and objectivity of the internal audits performed, the adequacy and effectiveness of LP's internal legal compliance programs, disclosure controls and procedures and internal controls, and its guidelines, policies and programs with respect to risk assessment and risk management.

        With respect to financial and financial reporting matters, the Audit Committee makes recommendations to the Board of Directors regarding capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions, and investment and debt policies. The Audit Committee also reviews and discusses with management the status and potential financial implications of significant legal and tax matters, major issues regarding accounting principles, significant financial reporting issues, the effect of regulatory and accounting initiatives and off-balance sheet structures on LP's financial statements, the financial results to be included in LP's reports filed with the SEC, and LP's earnings press releases and other information provided to analysts and rating agencies.

Audit Committee Financial Experts

        The Board of Directors has determined that each member of the Audit Committee, E. Gary Cook, Archie W. Dunham, Daniel K. Frierson, and Colin D. Watson, is an "audit committee financial expert" as defined in the SEC's rules and regulations. The Board of Directors has also determined that each member of the Audit Committee meets the independence requirements for audit committee membership mandated by the Sarbanes-Oxley Act of 2002 and incorporated into the NYSE's listing standards.

Compensation Committee

        The Compensation Committee held four meetings during 2003. Until his retirement as a director of LP in May 2003, William C. Brooks was also a member of the Compensation Committee.

        The Compensation Committee's functions are (1) to exercise all authority of the Board of Directors with respect to the compensation of the chief executive officer and other executive officers of LP, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, retirement benefits, and severance pay and benefits, including upon a change of control of LP, (2) to administer LP's 1997 Incentive Stock Award Plan, (3) to administer LP's Annual Cash Incentive Award Plan with respect to the participation of the chief executive officer and other executive officers of LP as provided in the plan, and (4) to administer each other compensation and benefit plan the administration of which is delegated to the Compensation Committee under the terms of the plan or by action of the Board of Directors, including the participation in each of LP's compensation plans by the chief executive officer and other executive officers of LP. The Compensation Committee also makes such recommendations to the Board of Directors as to existing and proposed compensation and benefit plans as it deems appropriate.

        Compensation decisions with respect to LP's chief executive officer and other executive officers are made by a special subcommittee of the Compensation Committee to comply with special rules affecting executive compensation under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the short-swing profit liability provisions of the federal securities laws. Presently, all of the members of the Compensation Committee are members of the subcommittee.

        Information concerning executive compensation is set forth below under the caption "Executive Compensation."

Environmental and Compliance Committee

        The Environmental and Compliance Committee, which met four times during 2003, is responsible for reviewing the effectiveness of LP's environmental management systems and compliance programs and its other legal compliance programs.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee (the "Nominating Committee") met four times during 2003, including one telephone conference meeting. The membership, duties, and functions of the Nominating Committee are governed by a written charter, which is available at LP's website at www.lpcorp.com in the Investor Relations section under the heading "Corporate Governance."

        The Board of Directors has determined that each current member of the Nominating Committee is independent as defined in the applicable NYSE listing standards.

        The Nominating Committee is authorized to establish (1) procedures for selecting and evaluating potential nominees for director and to recommend to the Board of Directors criteria for membership on the Board, including standards of independence for outside directors, (2) policies on the size and composition of the Board, the selection of candidates for director, the compensation of directors, and the composition of Board committees, and (3) principles and procedures for other matters of corporate governance that may arise. The Nominating Committee periodically reviews LP's Code of Business Conduct and Ethics covering directors, officers and employees and makes any recommendations it deems appropriate. It also oversees annual evaluations of the effectiveness of the Board of Directors, the operations of Board committees (including itself), and the contributions of individual directors, and makes recommendations to the Board regarding the process under which the outside directors annually evaluate the performance of LP's chief executive officer and senior management.

Consideration of Director Nominees

        LP's corporate governance principles approved by the Nominating Committee provide that directors must be persons of integrity, with significant accomplishments and recognized business stature, who will bring a diversity of perspectives to the Board. They must also be able to commit the necessary time to prepare for and attend all regularly scheduled meetings of the Board and committees on which they serve, except where there are unavoidable business or personal conflicts. One or more directors should have significant experience in the types of industry and business in which LP operates. The Nominating Committee uses the results of annual evaluations of the Board, Board committees, and individual directors in evaluating the skills and attributes desired in new director candidates. When a director states his or her intention to retire from the Board, the Nominating Committee also considers whether an individual with similar skills and qualifications should be sought in a replacement candidate. The Nominating Committee believes it to be desirable for all new outside directors (as is true of all current outside directors) to qualify as independent under the NYSE's listing standards. Experience in some capacity with publicly traded companies is also a desirable attribute. Additionally, the corporate governance principles recognize that LP's chief executive officer will normally be a director and that other senior officers may be elected to the Board in appropriate circumstances as long as a majority of directors are independent as determined under the NYSE's listing standards.

        The Nominating Committee is authorized by its charter to retain a third-party search firm to assist in identifying director candidates, but has not retained such a firm for the past several years. Ideally, each individual proposed as a director candidate will be known by at least one existing director who can assist in evaluating the candidate's reputation for integrity and ethical conduct in business dealings. Dustan E. McCoy, who was elected as a director by the Board of Directors in November 2002, was recommended for consideration by the Nominating Committee by another non-management director.

        The Nominating Committee will consider stockholders' recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP at its corporate offices (presently Louisiana-Pacific Corporation, 805 S.W. Broadway, Portland, Oregon 97205) to the attention of the Chair of the Nominating Committee. Stockholder- recommended candidates will be evaluated by the same criteria described above.

Communications Between the Board and Stockholders

        LP will promptly forward to the Chair of the Nominating Committee any letter or other written communication sent to the Board of Directors or any individual director or group of directors, as long as the communication is delivered by certified mail or courier service addressed to LP's Corporate Secretary at its corporate offices (presently Louisiana-Pacific Corporation, 805 S.W. Broadway, Portland, Oregon 97205) and contains the name and address of the sender. If the communication is addressed to an individual director, a copy will be sent to that individual. The Chair of the Nominating Committee, in his or her sole discretion, will determine how to handle each communication, including forwarding it for consideration by the full Board, the non-management directors or independent directors only, a Board committee, or an individual director.

        LP does not have a policy regarding attendance by directors at the annual meetings of stockholders. In 2003, William C. Brooks, Archie W. Dunham, and Patrick F. McCartan were unable to attend the annual meeting due to prior commitments.

Stockholder Nominations for Election as Director

        LP's bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of LP and must include the following:

  •
  the name and address of the stockholder and each proposed nominee,

  •
  a representation that the stockholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

  •
  a description of any arrangements or understandings pursuant to which the nominations are to be made,

  •
  the signed consent of each proposed nominee to serve as a director if elected, and

  •
  such other information regarding each nominee as would be required to be included in LP's proxy statement if the person had been nominated by the Board of Directors.

        The notice must be delivered at least 45 days prior to the first anniversary of the initial mailing date of LP's proxy materials for the preceding year's annual meeting. For the 2005 annual meeting, this notice must be received by LP no later than February 6, 2005.

Item 2—Approval of Amendment of the 1997 Incentive Stock Award Plan

Background

        The 1997 Incentive Stock Award Plan (the "Stock Award Plan") was initially approved by the LP stockholders in 1997. Amendments to the Stock Award Plan were approved by the stockholders at their annual meeting held in May 2002. At this year's annual meeting, the stockholders are being asked to approve an amendment (the "Amendment") to the Stock Award Plan adopted by the Board of Directors effective as of May 3, 2004, subject to stockholder approval. The Amendment, if approved by stockholders, would increase the number of shares of Common Stock available for issuance under the Stock Award Plan from 10,000,000 to 15,000,000 shares and would impose a limit on the total number of shares that may be awarded as restricted shares, restricted stock units, performance shares, or other stock-based awards, other than stock options or stock appreciation rights ("SARs"), to 4,500,000 shares. Under the terms of the Stock Award Plan prior to the Amendment, the number of shares available for awards of restricted shares or restricted stock units was limited to 2,000,000 shares and there was no limit on the number of shares available for performance share or other stock-based awards. If the proposal is not approved by LP's stockholders, the Stock Award Plan will continue in effect as if the Amendment had not been made.

        Over the past seven years, LP has granted options and other stock incentive awards under the Stock Award Plan as an incentive to attract, retain, and reward key employees, and to strengthen the mutuality of interests between its employees and stockholders. The Board of Directors believes that the ability to make grants of stock-based incentive awards is essential to enable LP to continue to attract, retain, and reward officers and other key employees.

        For the foreseeable future, the Compensation Committee has determined to grant fewer stock options and to grant more incentive shares (restricted stock units). This shift in approach to the types of awards granted under the Stock Award Plan is due in part to past and anticipated changes in accounting for stock options, which may result in the recognition of compensation expense in the future, to changes in compensation practices among large U.S. publicly-traded companies, and to the Compensation Committee's belief that awarding a combination of stock options and incentive shares will serve as a more effective incentive to encourage and reward key executives for their efforts to create increased value for LP's stockholders.

        All stock options granted under the Stock Award Plan have been nonqualified options. The Stock Award Plan prohibits option repricing, which generally involves the amendment or replacement of outstanding options with an exercise price higher than the current market value of the underlying stock with options having an exercise price equal to current market value.

        As of December 31, 2003, LP and its subsidiaries employed approximately 165 individuals eligible to participate in the Stock Award Plan. Also at that date, 1,886,635 shares of Common Stock had been issued under the Stock Award Plan pursuant to awards that had been exercised or vested, options to purchase a total of 5,206,667 shares were outstanding, incentive share (restricted stock unit) awards for a total of 675,309 shares were outstanding, performance share awards for 108,916 shares were outstanding, and 2,122,473 shares of Common Stock were available for future awards under the Stock Award Plan. Under the terms of the Amendment, the total shares available for future awards under the Stock Award Plan at December 31, 2003, would have been 7,122,473 shares and the total shares available for future awards of restricted shares, restricted stock units, performance shares, and other stock-based awards, other than stock options and SARs, would have been 3,685,213 shares. Additional information regarding awards granted under the Stock Award Plan can be found under the headings "Executive Compensation—Compensation of Executive Officers" and "Executive Compensation—Equity Compensation Plan Information" below.

        The total number of shares subject to outstanding awards under all of LP's equity compensation plans at December 31, 2003, was 6,643,892 shares. With respect to stock options, which represent 5,859,667 of the total, the weighted average exercise price was $12.52 per share, and the weighted average remaining term to expiration was 6.62 years. Under all of LP's equity compensation plans, assuming the Amendment was in effect, 3,816,539 shares would have been available for the grant of restricted shares, restricted stock units or performance shares at December 31, 2003.

        At the date of this proxy statement, no awards or specific plans with respect thereto have been made regarding the additional 5,000,000 shares authorized by the Amendment.

Description of the Stock Award Plan

        The following summary outlines the material features of the Stock Award Plan. The summary, however, is qualified in its entirety by reference to the Stock Award Plan, as modified by the Amendment, which is attached hereto as Appendix B.

Administration

        The Stock Award Plan is administered by the Compensation Committee, which has full authority to administer the Stock Award Plan in its sole discretion. The Compensation Committee, or its designee with respect to employees who are not officers and within specified limits, selects the participants in the Stock Award Plan, determines the types of awards to be granted to participants, determines the number of shares or share units subject to such awards and determines the terms and conditions of individual award agreements. The Compensation Committee has the authority to interpret the Stock Award Plan, to establish, amend, and revoke any rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration. The Stock Award Plan became effective March 1, 1997, and will remain in effect until awards have been granted covering all available shares and all outstanding awards under the Stock Award Plan have been exercised, settled, or terminated, or until the Stock Award Plan is otherwise terminated by the Board of Directors.

Types of Awards Permitted

        As determined by the Compensation Committee, awards under the Stock Award Plan may consist of (1) stock options (either incentive stock options ("ISOs") or non-statutory stock options), (2) SARs, (3) performance shares, (4) restricted stock grants, and (5) other stock-based awards. Each award under the Stock Award Plan is non-transferable, other than by will or the laws of descent and distribution, provided that the Compensation Committee, in its discretion, may include in any award agreement a provision that the award is transferable to immediate family members or to a trust for the benefit of or a partnership composed solely of such family members. Also, the Compensation Committee may, in its discretion, include in any award agreement a provision that, upon the effective date of a change in control of LP, as that term may be defined in the award agreement, all or a specified portion of the award will become fully vested, will be terminated, or may be converted into shares of an acquiror.

        Stock Options.    In the case of stock options granted under the Stock Award Plan, each option must be granted at or above 100% of fair market value (defined as the closing price on the principal exchange on which the Common Stock is traded) of the shares of Common Stock subject to such option on the date of grant. The exercise price of an outstanding option is not permitted to be changed during the period of its exercisability except in connection with adjustments for stock dividends, stock splits or other changes in capitalization. Stock options will be exercisable for such period as may be specified by the Compensation Committee, not in excess of ten years after the date of grant. The Compensation Committee may, in its discretion, provide in an award agreement that, if previously acquired shares of Common Stock are used by the participant in payment of either the option exercise price or tax withholding obligations, the participant will automatically be granted a replacement or reload option for a number of shares equal to all or a portion of the shares surrendered. The maximum number of shares subject to options and SARs granted under the Stock Award Plan to any individual participant during any calendar year may not exceed 600,000 shares of Common Stock.

        Stock Appreciation Rights.    A recipient of SARs is entitled to receive upon exercise an amount equal to the increase in the fair market value of a share of Common Stock on the date of exercise over the grant price, multiplied by the number of shares as to which the rights are exercised. Payment may be in cash, shares of Common Stock, or a combination of cash and shares as determined by the Compensation Committee. No SAR may be exercised earlier than six months after grant, except in the event of the holder's death or disability. SARs may be granted in connection with options or may be granted as independent awards.

        Restricted Stock.    Restricted stock awards may be granted in the form of actual shares of Common Stock, share units having a value equal to shares of Common Stock, or other rights to receive shares of Common Stock in the future. Restricted stock awards will be subject to such terms and conditions as the Compensation Committee deems appropriate, including provisions that such restricted stock, stock units or other rights be forfeited upon termination of a participant's employment for specified reasons within a specified period of time or upon other conditions as set forth in the award agreement.

        Performance Shares.    Performance shares are authorized to be granted in the form of actual shares of Common Stock, or in share units having a value equal to shares of Common Stock. Performance shares may be granted subject to such terms and conditions set forth in the award agreement as the Compensation Committee deems appropriate including, without limitation, the condition that the performance shares will vest only in the event that specified performance goals are met within a specified performance period. The maximum number of shares issuable to any individual participant with respect to performance share awards in any calendar year may not exceed 100,000 shares of Common Stock.

        In the case of performance share awards granted to executive officers, the performance goals may relate to corporate performance, business unit performance, or a combination of both. Corporate performance goals may be based on financial performance goals related to the performance of LP as a whole, and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders, such as earnings per share, operating profits, stock price, costs of production, or other measures. Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures. Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success in achieving such goals may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

        Other Stock-Based Awards.    The Compensation Committee may also grant other awards under the Stock Award Plan pursuant to which shares are or may in the future be acquired, or awards may be denominated and measured by share equivalent units, including awards valued using measures other than market value. For any stock-based awards granted to executive officers that condition vesting of such awards in whole or in part on attaining performance goals, the performance goals shall be the same as described above with respect to performance share awards.

Certain Adjustments; Tax Consequences

        In the event of any change in capitalization affecting LP's Common Stock, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other form of reorganization, or other distribution in respect of Common Stock other than regular cash dividends, the Compensation Committee may make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of shares or other securities issued or reserved for issuance pursuant to the Stock Award Plan, to the limits on awards to individual participants, and to outstanding awards under the Stock Award Plan. Shares covered by awards that are cancelled or expire for any reason before having been fully vested or exercised, that are settled in cash instead of shares, or that are exchanged for other awards will become available for future awards under the Stock Award Plan.

        The federal income tax consequences of the Stock Award Plan for LP and participants will depend upon the types of awards that are granted from time to time. In the case of non-statutory stock options, in general, a participant will recognize ordinary compensation income at the time of exercise in an amount equal to the difference between the value of the shares subject to the option at the date of exercise and the exercise price. Any gain upon sale of the shares in excess of the fair market value of the shares on the date of exercise will be capital gain and any loss will be a capital loss. To date, only non-statutory stock options have been granted under the Stock Award Plan.

        In the case of ISOs which meet the requirements of Section 422 of the Internal Revenue Code, a participant does not realize taxable income upon the grant of an ISO or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be a capital gain and any loss will be a capital loss, except that if the sale or exchange occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an ISO is treated as a non-statutory stock option.

        The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares delivered to the participant.

        In the case of performance-contingent awards and restricted stock awards, in general, a participant will not recognize any income upon issuance of an award. Generally, the participant will be required to recognize ordinary compensation income at the date or dates, if any, that shares vest in an amount equal to the value of such shares plus any cash received at the date of vesting.

        To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an ISO, LP will not be entitled to any tax deduction in connection with ISOs. In all other cases, LP will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to awards.

        The information in this proxy statement concerning federal income tax consequences is intended only for the general information of stockholders. Participants in the Stock Award Plan should consult their own tax advisors, as federal income tax consequences may depend upon the particular terms of individual awards and the specific circumstances of individual participants.

Stockholder Approval

        The Amendment will be approved if it receives the affirmative vote of a majority of votes cast on the proposal, as long as the total votes cast represent over 50% of the Common Stock entitled to vote on the proposal. If a broker or nominee submits a proxy on behalf of a beneficial holder that expressly does not cast a vote on this proposal, the proxy will not be counted as a vote cast. Abstentions will be treated as if the holder voted against this proposal.

        The Board of Directors recommends that stockholders vote FOR approval of the proposed amendment to the 1997 Incentive Stock Award Plan.

Item 3—Approval of Amendment of the 2000 Non-Employee Director Restricted Stock Plan

Background

        The Board of Directors initially adopted the 2000 Non-Employee Director Restricted Stock Plan (the "Restricted Stock Plan") effective May 1, 2000. Stockholders approved the Restricted Stock Plan (as amended and restated as of March 1, 2003) at the 2003 annual meeting. The Board of Directors has further amended and restated the Restricted Stock Plan, effective as of May 3, 2004. A proposed change to increase the value of future annual grants under the Restricted Stock Plan from $20,000 to $30,000 was adopted as a part of the amendment and restatement, subject to approval by LP's stockholders at the 2004 Annual Meeting. If LP's stockholders do not approve this change, the grant date value of future annual restricted stock awards under the Restricted Stock Plan will remain at $20,000.

        The purpose of the Restricted Stock Plan has been to enable LP to attract and retain well-qualified individuals as directors and to align their interests more closely with those of other LP stockholders through annual grants of restricted stock or restricted stock units to directors who are not employees of LP or any of its subsidiaries. As of December 31, 2003, LP's eight non-employee directors constituted all persons eligible for awards under the Restricted Stock Plan. Also as of December 31, 2003, 50,975 shares have been issued pursuant to outstanding unvested restricted stock awards and 131,326 shares are available for grant of future awards under the Restricted Stock Plan.

        Information regarding other compensation provided to non-employee directors is described under the heading "Executive Compensation—Directors' Compensation" below. For additional information as of December 31, 2003, regarding shares of Common Stock that may be issued under LP's existing equity compensation plans and arrangements, see "Executive Compensation—Equity Compensation Plan Information" below.

Description of the Restricted Stock Plan

        The summary below outlines the material features of the Restricted Stock Plan. The summary, however, is qualified in its entirety by reference to the Restricted Stock Plan, as amended and restated effective May 3, 2004, which is attached hereto as Appendix C.

Restricted Stock Grants

        The Restricted Stock Plan provides for annual grants to each non-employee director of restricted shares of Common Stock (which may be in the form of restricted stock units) with a fair market value on the grant date of $30,000 ($20,000 if stockholders do not approve Item 3 at this year's annual meeting). The annual grant date is (a) May 1 for each person who was a non-employee director on May 1, 2000, and (b) the anniversary date of a person's election as a director for each person who became or becomes a non-employee director after May 1, 2000.

        The total number of shares of Common Stock available for restricted stock awards under the Plan is 200,000. Shares subject to forfeited awards become available for future grants. The maximum number of shares for which awards may be granted under the Restricted Stock Plan and the number of shares covered by outstanding awards are subject to appropriate adjustment in the event of any stock dividend, stock split or other change in capitalization.

        The restricted shares or units vest in full on the earliest to occur of: five years following the grant date, upon a change in control of LP pursuant to which the director's membership on the Board is terminated, upon the director's death or disability, or upon termination of the director's membership on the Board due to (1) voluntary resignation at or after attaining age 67, (2) voluntary resignation after eight or more years of continuous service as a director, (3) retirement on the mandatory retirement date for directors under LP's bylaws (currently the next annual meeting after the director attains age 70), (4) a determination by the Nominating Committee, which administers the Restricted Stock Plan, that the director's continued membership would violate applicable law, or (5) the director's service with a governmental, charitable or educational institution whose policies prohibit his or her continued service on the Board. Any restricted shares or units which have not vested when the director ceases to be a member of the Board are forfeited. Prior to vesting, the director has the right to vote any restricted shares that have been issued and to receive cash dividends, if any. Restricted stock units do not carry voting rights, but additional restricted stock units will be credited to each holder of restricted stock units with a value equal to the amount of any cash dividends payable prior to vesting on an equal number of shares of Common Stock.

        The Board may amend, suspend, or terminate the Restricted Stock Plan or any portion of the plan at any time. However, amendments to the Restricted Stock Plan are subject to stockholder approval if such approval is required by applicable law or the requirements of any securities exchange on which the Common Stock is listed. Amendment or termination of the Restricted Stock Plan will not adversely affect the rights of directors under outstanding awards.

        A director generally will not recognize any income upon the grant of restricted shares or units. Generally, a director will recognize self-employment income on the date that the restricted shares or units vest in an amount equal to the fair market value of the shares and LP will recognize a deduction in the same amount.

        The following table, which includes references required by the SEC's proxy disclosure rules to persons and groups who do not participate in the Restricted Stock Plan, shows the total dollar value at the date of grant of a single annual grant of restricted shares or units under the Restricted Stock Plan ($30,000 per grant) to LP's eight current non-employee directors.

New Plan Benefits

2000 Non-Employee Director Restricted Stock Plan

Name and Title	Dollar Value
Mark A. Suwyn Chairman and Chief Executive Officer	0
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	0
Richard W. Frost Executive Vice President, Commodity Products, Procurement and Engineering	0
Joseph B. Kastelic Executive Vice President, Specialty Products and Sales	0
F. Jeff Duncan, Jr. Vice President, Chief Information Officer, and Director of Technology	0
All executive officers as a group	0
Non-executive officer employees as a group	0
Non-employee directors as a group (8 persons)	$240,000	(1)

(1)
A restricted stock grant to non-employee directors on March 1, 2004, would have covered a total of 9,600 shares (1,200 shares per non-employee director) with a value of approximately $240,000.

Stockholder Approval

        The increase in the value of annual grants under the Restricted Stock Plan to $30,000 will be approved if it receives the affirmative vote of a majority of votes cast on the proposal, as long as the total votes cast represent over 50% of the Common Stock entitled to vote on the proposal. If a broker or nominee submits a proxy on behalf of a beneficial holder that expressly does not cast a vote on this proposal, the proxy will not be counted as a vote cast. Abstentions will be treated as votes against this proposal.

The Board of Directors recommends that stockholders vote FOR approval of the proposed amendment to the 2000 Non-Employee Director Restricted Stock Plan.

Item 4—Approval of Amendment of the 1992 Non-Employee Director Stock Option Plan

Background

        The 1992 Non-Employee Director Stock Option Plan (the "1992 Option Plan") was initially adopted by the Board of Directors in 1992 and approved by LP's stockholders at the 1993 annual meeting. An amended and restated version of the 1992 Option Plan was approved by LP's stockholders at the 1999 annual meeting. The Board of Directors further amended and restated the 1992 Option Plan without stockholder approval effective May 1, 2000. The 1992 Option Plan has been further amended and restated by the Board effective as of May 3, 2004. A proposed change to the 1992 Option Plan such that annual grants of options will have a value, based on the option pricing model used by LP for purposes of preparing its audited annual financial statements (the "Option Value"), of $30,000 per grant was adopted as a part of the amendment and restatement, subject to approval by LP's stockholders at the 2004 Annual Meeting. The assumptions underlying the valuation model currently used by LP are discussed in note 2 to the Option/SAR Grants table under "Executive Compensation" below. If LP's stockholders do not approve the proposed change in method of determining the number of shares to be subject to each option grant, each annual option grant under the 1992 Option Plan will continue to relate to 9,000 shares of Common Stock.

        The 1992 Option Plan provides for the automatic grant of options to purchase shares of Common Stock to members of the Board of Directors who are not employees of LP or any of its subsidiaries. The purpose of the 1992 Option Plan is to afford the non-employee directors an opportunity to acquire or increase stock ownership in LP so that they may have a direct proprietary interest in its success. As of December 31, 2003, LP's eight non-employee directors constituted all persons eligible for awards under the 1992 Option Plan. Also as of that date, options for 158,400 shares of Common Stock granted under the 1992 Option Plan had been exercised, options to purchase a total of 324,000 shares were outstanding under the 1992 Option Plan, and 717,600 shares were available for future grants under the 1992 Option Plan.

        Information concerning other compensation to non-employee directors is set forth under the caption "Executive Compensation—Directors' Compensation" below. For additional information as of December 31, 2003, regarding shares of Common Stock that may be issued under LP's existing equity compensation plans and arrangements, see "Executive Compensation—Equity Compensation Plan Information" below.

Description of the 1992 Option Plan

        The material features of the 1992 Option Plan are summarized below. The summary, however, is qualified in its entirety by reference to the 1992 Option Plan as amended and restated as of May 3, 2004, which is attached hereto as Appendix D.

Terms of Options Under the Plan

        Each annual option granted under the Plan entitles the holder to purchase that number of shares of Common Stock such that the option has an Option Value of $30,000 on the date of grant (or 9,000 shares if Item 4 is not approved by stockholders) at an exercise price equal to 100% of the fair market value (as defined in the 1992 Option Plan) of a share of Common Stock on the date of grant. Each option becomes exercisable as to 10% of the shares covered by the option at the end of each three-month period following the date of grant (making each grant fully vested after 2.5 years). Options will become immediately exercisable in full upon the death of the optionee or upon the occurrence of a change in control of LP. In general, a change in control occurs for purposes of the 1992 Option Plan if any person or group acquires beneficial ownership of 20% or more of the then outstanding shares of Common Stock or commences a tender or exchange offer for 30% or more of the then outstanding Common Stock, or if LP is to be liquidated or dissolved. To the extent not fully vested, an option will become exercisable as to an additional 20% of shares upon the director's retirement as of the first annual meeting of stockholders after the director attains age 70.

        Each option expires 10 years after the date of grant, subject to earlier termination if the optionee ceases to be a member of the Board of Directors. If the optionee ceases to be a member of the Board of Directors by reason of death, then the optionee's estate has the right to exercise the option for a period of 12 months following the date of death. If the optionee retires as a director as of the first annual meeting of stockholders after attaining age 70, the option remains exercisable (to the extent it had become exercisable on the date of retirement) for 24 months thereafter. If the optionee ceases to be a member of the Board of Directors for any other reason, the option remains exercisable (to the extent then exercisable) for 3 months.

Grant of Options

        Beginning June 15, 1992, options have been automatically granted to those individuals who were or became non-employee directors of LP. Each non-employee director who has previously received an option under the 1992 Option Plan and who continues to be a non-employee director is automatically granted an additional option on each anniversary of the date an option was previously granted to him or her.

        The following table, which includes references required by the SEC's proxy disclosure rules to persons and groups who do not participate in the 1992 Option Plan, shows the Option Value of a single annual grant of options to LP's eight non-employee directors under the 1992 Option Plan as amended and restated as of May 3, 2004.

New Plan Benefits

1992 Non-Employee Director Stock Option Plan

Name and Title	Dollar Value
Mark A. Suwyn Chairman and Chief Executive Officer	0
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	0
Richard W. Frost Executive Vice President, Commodity Products, Procurement and Engineering	0
Joseph B. Kastelic Executive Vice President, Specialty Products and Sales	0
F. Jeff Duncan, Jr. Vice President, Chief Information Officer, and Director of Technology	0
All executive officers as a group	0
Non-executive officer employees as a group	0
Non-employee directors as a group (8 persons)	$240,000	(1)

(1)
Options granted with an Option Value of $240,000 on March 1, 2004, based on the Black-Scholes option pricing model, would have covered approximately 20,400 shares of Common Stock (approximately 2,550 shares per non-employee director).

Other Terms of the 1992 Option Plan

        The total number of shares of Common Stock that may be subject to grants of options under the 1992 Option Plan is 1,200,000. The maximum number of shares for which options may be granted, the number of shares covered by each option, and the exercise price per share for outstanding options, are all subject to appropriate adjustment in the event of any stock split or other change in capitalization. Shares covered by options that are cancelled or expire before having been fully exercised may be made the subject of additional options granted under the 1992 Option Plan. The 1992 Option Plan is administered by the Nominating Committee.

        The 1992 Option Plan may be amended by the Board of Directors at any time. However, amendments are subject to stockholder approval to the extent required to comply with the rules and regulations of any securities exchange on which the Common Stock is listed.

        Under current federal income tax law, neither LP nor an optionee will recognize any income or deduction at the time an option is granted. Upon exercise of an option, the optionee will recognize self-employment income in an amount equal to the difference between the fair market value of the shares acquired and the option exercise price and LP will recognize a deduction in the same amount.

Stockholder Approval

        The change in the method of determining the number of shares subject to option grants under the 1992 Option Plan will be approved if it receives the affirmative vote of a majority of votes cast on the proposal, as long as the total votes cast represent over 50% of the Common Stock entitled to vote on the proposal. If a broker or nominee submits a proxy on behalf of a beneficial holder that expressly does not cast a vote on this proposal, the proxy will not be counted as a vote cast. Abstentions will be treated as votes against this proposal.

The Board of Directors recommends that stockholders vote FOR approval of the proposed amendment to the 1992 Non-Employee Director Stock Option Plan.

Item 5—Approval of Performance Goals Under Amended and Restated Annual Cash Incentive Award Plan

Background

        In 1997 and 2002, LP's stockholders approved performance goals under LP's Annual Cash Incentive Award Plan (the "Cash Incentive Plan") insofar as they relate to cash incentive awards to executive officers of LP. The Cash Incentive Plan provides for annual cash incentive opportunities based upon meeting or exceeding performance goals. The Board has amended and restated the Cash Incentive Plan effective as of May 3, 2004, and is seeking stockholder approval of modified performance goals for awards to executive officers under the amended and restated Cash Incentive Plan.

        Under Section 162(m) of the Internal Revenue Code, performance-based compensation which meets specified criteria and is approved by stockholders is not subject to the $1,000,000 limit per executive officer on deductibility applicable to certain other types of compensation. The Board of Directors has determined that it is in the best interests of LP that awards paid under the amended and restated Cash Incentive Plan continue to qualify as performance-based compensation under Section 162(m). To qualify, cash awards must be conditioned on performance goals that have been approved by stockholders within the last five years. The Board of Directors has therefore decided to request that stockholders approve the modified performance goals under the amended and restated Cash Incentive Plan insofar as they relate to incentive awards to executive officers of LP. If the modified performance goals are not approved by stockholders at this year's annual meeting, all award payments to executive officers under the Cash Incentive Plan will continue to be made under the performance goals approved by stockholders at the 2002 annual meeting. The Cash Incentive Plan as amended and restated will govern awards to LP employees who are not executive officers.

Description of Modified Performance Goals

        The following description of the modified performance goals is qualified in its entirety by reference to the Cash Incentive Plan as amended and restated as of May 3, 2004, which is attached hereto as Appendix E.

        Performance goals for cash incentive awards may relate to (1) corporate performance, (2) business unit performance, and/or (3) individual performance. The business criteria on which corporate performance is based may include various financial performance goals related to the performance of LP as a whole. These may include one or more objective measures related to earnings, profitability, efficiency, or return to stockholders, and may include earnings, earnings per share, operating profit, stock price, costs of production, or other measures, whether expressed as absolute amounts, as ratios, or percentages of other amounts. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

        The business criteria on which business unit performance goals are based may include a combination of financial goals and strategic goals related to the performance of an identified business unit. Strategic goals for a business unit may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

        The business criteria on which individual performance is based may include measurements of success in developing and implementing particular tasks assigned to an individual employee. For executive officers, the business criteria on which individual performance goals are based may include a combination of financial goals and strategic goals of the business unit for which the executive has responsibility.

        Performance goals and formulas are established annually relating to performance for the current year. The persons eligible to receive cash incentive award opportunities granted by the Compensation Committee are the executive officers of LP. Other management personnel may also be eligible for cash incentive award opportunities as determined by their supervisors. Depending upon the extent to which performance goals are met, the actual amount paid may range from 0% to 200% (150% as to executive officers if LP's stockholders do not approve the modified performance goals at this year's annual meeting) of the target amount. The total cash incentive payout for any person may not exceed $1,500,000 ($1,250,000 if stockholders do not approve the modified performance goals at this year's annual meeting) in any one year. See "Executive Compensation—Compensation Committee Report" below for a description of the performance goals established for cash incentive award opportunities granted in 2003.

Awards

        In January 2004, the Compensation Committee established the target amounts of cash incentive award opportunities for 2004 based on the salary of each of the participants. The target amount was set at 55% of base salary for current executive officers other than the chief executive officer. The target amount for LP's chief executive officer was set at 70% of his base salary as required by his employment agreement. Satisfaction of corporate, business unit, and individual performance goals will be determined by the Compensation Committee following the end of 2004 and cash payments, if any, will be made as soon as practicable after the determination of the amount of the award. The targeted amounts of award opportunities for 2004 that have been approved are as follows:

New Plan Benefits

Amended and Restated Annual Cash Incentive Award Plan

Name and Title	Target Amount(1)
Mark A. Suwyn Chairman and Chief Executive Officer	$588,000
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	$200,750
Richard W. Frost Executive Vice President, Commodity Products, Procurement and Engineering	$184,250
Joseph B. Kastelic Executive Vice President, Specialty Products and Sales	$151,250
All executive officers as a group	$1,124,250
Non-executive officer employees as a group	$3,992,045
Non-employee directors as a group	$-0-

(1)
Performance goals for executive officers for 2004 were based 60% on LP's corporate performance as measured by target earnings per share and 40% on objective business unit goals unique to each participant. Depending on satisfaction of performance goals, the amount paid may range from 0% to 200% (150% as to executive officers if LP's stockholders do not approve the modified performance goals at this year's annual meeting) of the amount shown with respect to corporate performance goals and 0% to 120% with respect to individual and business unit goals. F. Jeff Duncan, Jr., has been omitted from the table because he ceased to be an executive officer during 2003.

Stockholder Approval

        In order for amounts which may be paid to executive officers pursuant to the amended and restated Cash Incentive Plan and the modified performance goals to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Board of Directors is asking stockholders to approve the terms of the modified performance goals as outlined above, which will be used by the Compensation Committee as a basis for specific cash incentive award opportunities for executive officers. In the event stockholders do not approve the terms of the modified performance goals, awards will continue to be made to executive officers under the performance goals approved by stockholders in 2002, and the Compensation Committee will, in its discretion, consider other methods of providing appropriate compensation to executive officers.

        Approval of the terms of the modified performance goals will require the affirmative vote of a majority of the total votes cast on this item. Shares that are not represented at the meeting, shares that abstain from voting on this item, and shares that are expressly not voted on this item by brokers or nominees will not be counted for purposes of computing a majority at the meeting.

The Board of Directors recommends that stockholders vote in favor of the terms of the modified performance goals under the Amended and Restated Annual Cash Incentive Award Plan.

Item 6—Ratification of Selection of Independent Auditor

        The Audit Committee has appointed Deloitte & Touche LLP as LP's outside independent auditor to audit its consolidated financial statements for 2004. Although LP is not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so and therefore adopted a policy in late 2003 to seek such approval. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

        Representatives of Deloitte & Touche LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, may make a statement.

The Board recommends a vote FOR the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as LP's principal independent auditor.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Beginning with reviews conducted in the second half of 2002, the Audit Committee has pre-approved all audit and permissible non-audit services provided by LP's independent auditor, Deloitte & Touche LLP, in connection with the audit of LP's financial statements for the years ended December 31, 2002 and 2003. The Audit Committee also preapproved all audit-related and non-audit services provided by LP's independent auditor during 2003 and concluded that the provision of those services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is subject to a particular budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor must provide a statement that such service is consistent with the SEC's rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at its next scheduled meeting. Unless specified otherwise by the Audit Committee, the Chair of the Audit Committee has been delegated pre-approval authority under the pre-approval policy.

Fees Paid to Principal Independent Auditor

        The aggregate fees, including expenses, billed to LP for the years ended December 31, 2002 and 2003 by LP's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follows:

	2002	2003
Audit Fees	$1,001,540	$1,070,237
Audit-Related Fees	127,775	150,963

Total Audit and Audit-Related Fees	1,129,315	1,221,200
Tax Fees	191,364	172,532
All Other Fees	—	—

Total Fees	$1,320,679	$1,393,732

        Audit Fees.    Includes fees for audit services involving the audit of LP's consolidated financial statements, review of interim quarterly statements, any other procedures required to be performed by LP's independent auditor in order to render its opinion on LP's consolidated financial statements, and other services that only LP's independent auditor can reasonably provide, including statutory audits and financial audits for certain of LP's subsidiaries.

        Audit-Related Fees.    Includes any fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting, or disclosure matters not classified as audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities not classified as audit services, financial audits of employee benefit plans, and assistance with internal control reporting requirements. Audit-related fees for 2002 and 2003 primarily include fees for audits of employee benefit plans and review reports issued in connection with lender requirements.

        Tax Fees.    Includes any fees for tax services, including tax compliance and planning services. Tax fees for 2002 and 2003 primarily include fees for assistance related to sale and use tax refunds.

        All Other Fees.    Includes fees for all other services rendered by the independent auditor other than those reported above.

Item 7—Stockholder Proposal Regarding CEO and Chairman Positions

        The following proposal, not recommended by management, together with a statement in support of the proposal for which LP and the Board of Directors take no responsibility, has been submitted for inclusion in our proxy statement for action at the 2004 Annual Meeting by the United Brotherhood of Carpenters Pension Fund ("Fund"), 101 Constitution Avenue, N.W., Washington D.C. 20001, which has indicated that it held approximately 1,800 shares of Common Stock at November 24, 2003, and intends to hold the required number of shares through the date of the 2004 Annual Meeting:

"Separate Chairman and Chief Executive Officer Positions

  "Resolved: That the shareholders of Louisiana-Pacific Corporation ("Company') urge the Board of Directors to take the necessary steps to amend the by-laws to require that, subject to any presently existing contractual obligations of the Company, the Chairman of the Board of Directors shall not concurrently serve as the Chief Executive Officer.

  "Supporting Statement: The Board of Directors is elected by shareholders to oversee management and its Chairman provides leadership for the Board. The Business Roundtable has noted that "the paramount duty of the board of directors is to select a Chief Executive Officer and to oversee the CEO and other senior management. . .' The Business Roundtable, Principles of Corporate Governance, May 2002.

  "We believe that to be effective a board of directors must be led by a Chairman who is independent of management, for, in our opinion, having the same individual serve as both Chairman and CEO necessarily impairs the Chairman's ability to hold the CEO accountable.

  "The Conference Board recently issued a report on corporate governance. The Commission's members included John Snow, U.S. Treasury Secretary and Former Chairman of CSX Corporation; John Bogle, the Founder and former Chairman of Vanguard Group; Arthur Levitt Jr., former SEC Chairman; and former Federal Reserve System Chairman Paul Volcker. Its report stated:

    "The Commission is profoundly troubled by the corporate scandals of the recent past. The primary concern in many of these situations is that strong CEOs appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role needed to ensure a healthy system of corporate governance. . . .

    "The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understand the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served. The Conference Board Commission on Public Trust and Private Enterprise, Findings and Recommendations, Jan. 9, 2003.'

  "The Report discussed three principal approaches to provide the appropriate balance between board and CEO functions, including:

    "The roles of Chairman and CEO would be performed by two separate individuals, and the Chairman would be one of the independent directors. The Commission recommends that each corporation give careful consideration, based on its particular circumstances, to separating the offices of the Chairman and Chief Executive Officer. The Commission believes that separating the positions of Chairman and CEO is fully consistent with the objectives of the [Sarbanes-Oxley] Act, the proposed New York Stock Exchange listing requirements, and the proposed NASDAQ requirements, and that separating the roles for Chairman and CEO enhances implementation of the Act and stock exchange reforms.'

  "Our Company's Chairman is also its CEO. We urge your support for this proposal to require that the Chairman of the Board of Directors not also serve as the Chief Executive Officer."

Recommendation of Board of Directors on Stockholder Proposal

        The Board of Directors recommends that you vote against the stockholder proposal for the following reasons:

        The Board continuously evaluates LP's leadership structure to ensure that the Board can effectively oversee and evaluate management. Like most large publicly traded companies (about 70% according to a December 4, 2003 press release by Investor Responsibility Research Center), our bylaws do not require that the CEO and Chairman of the Board positions be held by different people. After considering the issue of separating the CEO and Chairman positions earlier in 2003, we determined to maintain our current structure under our present leadership. We believe that having our CEO serve as Chairman provides important advantages in coordinating efforts of management and the Board while still allowing for effective Board oversight.

        Experts on corporate governance, including the specific sources cited by Fund in its supporting statement, recognize that a wide variety of board structures have proved effective in achieving good corporate governance, including structures in which the CEO also serves as Chairman. The Conference Board report cited by Fund notes that "board structures vary greatly among American corporations" and concludes that "no single board structure has yet been demonstrated to be superior in providing the oversight that leads to corporate success." The Business Roundtable study cited by Fund goes further, acknowledging that "Most American corporations are well served by a structure in which the CEO also serves as chairman of the board." The Business Roundtable study explains that "The CEO serves as a bridge between management and the board, ensuring that both act with a common purpose."

        While we believe LP's stockholders benefit from a CEO and Chairman who can coordinate the efforts of management and the Board, we also recognize the importance of independent oversight of management, including the CEO. That is why we have vested substantial oversight functions in the following Board committees, which are required by their charters to be comprised entirely of directors who are independent under applicable NYSE guidelines:

  •
  Nominating and Corporate Governance Committee—Makes recommendations for director nominees, reviews Board and committee composition, and evaluates LP's code of ethics.

  •
  Finance and Audit Committee—Oversees, selects, and determines compensation of LP's outside auditor, including review of the outside auditor's interactions with management.

  •
  Compensation Committee—Reviews and establishes compensation for executive officers, including the CEO.

Additional information regarding our Board committees can be found above under "Item 1—Election of Directors."

        In addition to these standing committees of independent directors, all current Board members, other than the Chairman and CEO, are independent according to applicable NYSE guidelines. Our independent directors have substantial business experience and expertise and meet in executive session without management present in connection with each quarterly Board meeting. They also have access to the information and resources necessary to oversee and evaluate management effectively, including oversight of the CEO and Chairman.

        In summary, we believe adequate steps have been taken to ensure effective oversight of the CEO and Chairman by LP's independent directors. We believe the stockholders will continue to benefit from the expertise and leadership of the current CEO and Chairman and should therefore vote against the proposal.

        Approval of the stockholder proposal will require the affirmative vote of a majority of the total votes cast on this item at the meeting. Shares that are not represented at the meeting, shares that abstain from voting on this item, and shares expressly not voted on this item by brokers or nominees will not be counted for purposes of computing a majority.

Item 8—Stockholder Proposal Regarding Environmental Matters

        The following proposal, not recommended by management, together with a statement in support of the proposal for which LP and the Board of Directors take no responsibility, has been submitted for inclusion in our proxy statement for action at the 2004 Annual Meeting by the Sierra Club, 85 Second Street, Second Floor, San Francisco, CA 94105, which has indicated that it held 400 shares of Common Stock at October 22, 2003, and intends to hold the required number of shares through the date of the 2004 Annual Meeting:

"ENVIRONMENTAL REPORTING
LOUISIANA-PACIFIC CORPORATION

  "Whereas, the Sierra Club agrees with the finding of the March 2001, Environmental Ethics and Corporate Responsibility report issued by DuPont Chemical Company, stating, `Numerous studies have shown that companies with strong environmental records experience superior financial performance;' and

  "Whereas, Louisiana Pacific is a major supplier of commodity and specialty building products; and

  "Whereas, according to Louisiana Pacific's website, `Sustainability includes utilization and protection of resources, from the health and prosperity of our communities to our success when developing new products,' including 'Energy Consumption' and a commitment to decrease greenhouse gas emissions to protect resources for future generations; and

  "Whereas, a June 6, 2001, National Academies of Science Press Release accompanying their `Climate Change Science (2001)' report states `Based on assumptions that emissions of greenhouse gases will accelerate and conservative assumptions about how the climate will react to that, computer models suggest that average global surface temperatures will rise between 2.5 and 10.4 degrees Fahrenheit (1.4 and 5.8 degrees Celsius) by the end of this century;' and

  "Whereas, we believe that Louisiana Pacific must inform shareholders of the annual quantity of its greenhouse gases that cause climate change; and

  "Whereas, we believe that the Forest Stewardship Council, an international non-profit standard-setting organization, provides a credible means of assurance that timber products meeting its standards come from well-managed forests, and only products from certified forests are eligible to carry the FSC logo; According to a January 2, 2003 Wall Street Journal article, `Home Depot, which has about 1,450 big orange stores, also has been trying to sell more wood certified by the Forest Stewardship Council. Consumers looking for `green' lumber can spot it bearing an `FSC' logo. In 2002, Home Depot sold $250 million of FSC lumber, up from only %15 million [sic] in 1999, making it the largest retailer of FSC wood in the U.S., according to Home Depot.'

  "THEREFORE, BE IT RESOLVED that the shareholders request that Louisiana Pacific provide, at reasonable cost and without disclosing confidential information, an annual report to shareholders,

  posted on its website sixty days prior to the annual meeting, which describes for the previous calendar year each of the following:

    •
    All fines and penalties assessed against and/or paid by Louisiana Pacific, under state or federal environmental laws or regulations because Securities and Exchange Commission regulations currently do not require reporting of fines and penalties under $100,000.

    •
    A list disclosing the amount of greenhouse gases (including, but not limited to, carbon dioxide, methane, nitrous oxide, ozone, hydrofluorocarbons (HFCs), perfluorocarbons (PFCs), and sulfur hexalfluoride (SF6)) emitted by Louisiana-1Pacific [sic].

    •
    The feasibility of having our company's timber operations and products certified as meeting the standards of the Forest Stewardship Council, on or before January 1, 2005.

  "We believe your vote FOR this resolution serves the best interest of the Company and its shareholders."

Recommendation of Board of Directors on Stockholder Proposal

        The Board of Directors recommends that you vote against the stockholder proposal for the following reasons:

        The Sierra Club's proposal requests additional reporting relating to forest stewardship, global climate change, and compliance with environmental regulations. LP has invested substantial resources in comprehensive initiatives to improve performance in each of these areas and has been recognized by environmental agencies for these efforts. We believe continued focus on these successful initiatives, rather than the alternative (or duplicative) requirements of the Sierra Club's proposal, best serve our stockholders and the environment.

Forest Stewardship

        LP already sells products certified for compliance with the American Forest & Paper Association's Sustainable Forestry Initiative Program ("SFI"). According to its Web site, SFI is:

  "A comprehensive system of principles, objectives and performance measures developed by professional foresters, conservationists and scientists, among others that combines the perpetual growing and harvesting of trees with the long-term protection of wildlife, plants, soil and water quality. There are currently over 136 million acres of forestland in North America enrolled in the SFI® program, making it among the world's largest sustainable forestry programs."

        We believe SFI constitutes the best industry practices for efficient and balanced forest management, resource conservation, and habitat protection. SFI is overseen by an independent organization governed by a board consisting primarily of non-industry members, including representatives of academic organizations, government agencies, and environmental/conservation groups.

        LP has obtained SFI certification for all forestry operations, company owned or managed, in the United States and Southeast British Columbia. We believe that the SFI program established by our Forestry Department is both comprehensive and effective. To date, LP's SFI program evaluations by an independent third-party auditor have been excellent. In addition, our forest lands in Quebec, Canada, have received certification for compliance with the International Organization for Standardization (ISO) 14001 standard for environmental management systems.

        In choosing to participate in the SFI certification program, we have evaluated the FSC program and certification and do not see the value in expending LP's resources on obtaining duplicative or alternative certifications.

Global Climate Change

        LP has worked hard to reduce emission of greenhouse gases. In 2002 alone, our waste reduction and recycling program has achieved a reduction of approximately 1.6 million metric tons carbon equivalent ("MTCE") as calculated by the Wastewise Program of the U.S. Environmental Protection Agency (the "EPA"). One million MTCE is equal to the emissions of 750,000 cars, each traveling 11,000 miles at 10 miles per gallon. Further, we are evaluating existing processes for improvements that we anticipate will result in further reductions in our emissions of greenhouse gases.

        We also continue to address global climate change by partnering with the EPA in its ClimateWise Program. This program is a government-industry partnership intended to improve energy efficiency and reduce greenhouse gas emissions while saving money and boosting productivity. We have established a baseline for greenhouse gas volumes, based on continuing operations as of the year 2000, and the AF&PA has made a commitment to a 12% reduction in greenhouse gases by 2012.

Regulatory Compliance

        We have been an industry leader in implementing comprehensive Environmental Management Systems ("EMS") designed to meet or exceed applicable environmental standards. We have devoted substantial resources to developing, implementing, and refining EMS specifically tailored to our facilities. In 2003 alone, we provided more then 15,500 cumulative hours of training to our employees working outside of our environmental department.

        We believe our commitment to EMS is responsible for our 80% decrease in reportable environmental incidents since 1996. We also believe implementation of EMS has resulted in significant operating efficiencies.

        In 2003, we continued our leadership in developing successful EMS by partnering with the EPA, Portland State University, the National Association of Manufacturers, Zero Waste Alliance, and the Oregon Natural Step to provide a free EMS workshop for the public and business community. Successful EMS in specific facilities have resulted in acknowledgement from the EPA and state-level regulators in Texas, Oregon, and Minnesota.

        We also periodically publish an environmental safety and health summary which is made publicly available. We anticipate that the next report will be issued during 2004.

Conclusion

        In our view, LP's current initiatives are the right approaches to the specific challenges facing LP in the areas of regulatory compliance, forest stewardship, and global climate change. We continue to report on environmental matters that we think are material to stockholders in accordance with SEC disclosure requirements. We see no value in generating additional reports on initiatives that we believe would be less effective than those already in place. We therefore recommend that stockholders vote against the proposal.

        Approval of the stockholder proposal will require the affirmative vote of a majority of the total votes cast on this item at the meeting. Shares that are not represented at the meeting, shares that abstain from voting on this item, and shares expressly not voted on this item by brokers or nominees will not be counted for purposes of computing a majority.

Other Business

        At the time this proxy statement was printed, management knew of no matters to be presented at the annual meeting other than the items of business listed in the Notice of Annual Meeting of Stockholders. If any matters other than the listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with their judgment.

Finance and Audit Committee Report

        The Finance and Audit Committee of the Board of Directors (the "Audit Committee") assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of LP's financial statements, LP's compliance with legal and regulatory requirements, the independent auditor's qualification and independence, the performance of LP's internal audit function and of its independent auditors, and the adequacy of LP's accounting and internal control systems. The Audit Committee is comprised of four directors, each of whom has been determined by the Board of Directors to meet the financial literacy requirements set forth in the NYSE's corporate governance listing standards. The Audit Committee's activities are governed by a written charter, a copy of which is attached to this proxy statement as Appendix A.

        In discharging its responsibilities, the Audit Committee and its individual members have met with management and LP's independent auditor, Deloitte & Touche LLP, to review LP's accounting functions and the audit process and to review and discuss the Company's audited consolidated financial statements for the year ended December 31, 2003. The Audit Committee discussed and reviewed with its outside auditing firm all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. The Audit Committee has also received from its outside auditor a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the outside auditor any relationships that may adversely affect its objectivity and independence.

        Based on its review and discussions with management and LP's outside auditor, the Audit Committee recommended to the Board of Directors that LP's audited consolidated financial statements for the year ended December 31, 2003, be included in LP's Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Archie W. Dunham, Chair
E. Gary Cook
Daniel K. Frierson
Colin D. Watson

Holders of Common Stock

Five Percent Beneficial Owners

        The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock:

Name and Address	Common Stock Beneficially Owned As of Dec. 31, 2003		Approximate Percent of Class
Barclays Global Investors, N.A. 43 Fremont Street San Francisco, California 94105	11,144,758	(1)	10.5%
State Street Bank and Trust Company 225 Franklin Street Boston, Massachusetts 02110	5,791,412	(2)	5.5%
Iridian Asset Management LLC 276 Post Road West Westport, Connecticut 06880	5,493,100	(3)	5.2%

(1)
The shares shown are beneficially owned by Barclays Global Investors, N.A., and related entities, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Bank PLC, and Barclays Capital Securities Limited, as reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004. Barclays Global Investors, N.A., reported beneficial ownership of 8,681,322 shares, or 8.2% of the outstanding Common Stock, including sole voting and dispositive power over 7,900,635 shares. The other related entities have sole voting and dispositive power over an aggregate of 2,496,436 shares, or 2.3% of the outstanding Common Stock.

(2)
The shares shown are beneficially owned by State Street Bank and Trust Company as trustee for State Street Corporation, as reported in Schedule 13G filed with the SEC on February 12, 2004. The Schedule 13G reports sole voting power as to 5,100,744 shares, shared voting power as to 24,158 shares, sole dispositive power as to 5,786,604 shares, and shared dispositive power as to 4,808 shares.

(3)
The shares shown, as reported in Schedule 13G filed with the SEC on February 5, 2004, are beneficially owned with shared voting and dispositive power by Iridian Asset Management LLC and related entities, including The Governor and Company of the Bank of Ireland and IBI Interfunding, both at Lower Baggot Street, Dublin 2, Ireland; BancIreland/First Financial, Inc., Junction Marketplace #27, 1011 N. Main Street, White River Junction, Vermont 05501; and BIAM (US) Inc., Liberty Park #15, 282 Route 101, Amherst, New Hampshire 03110.

Directors and Executive Officers

        The following table summarizes the beneficial ownership of Common Stock of the directors, nominees for director, current executive officers of LP, and one other officer included in the Summary Compensation Table below:

Name	Common Stock Beneficially Owned As of March 5, 2004(1)(2)	Approximate Percent of Class
E. Gary Cook(5)	34,467	*
F. Jeff Duncan, Jr.	110,214	0.1%
Archie W. Dunham(5)	10,230	*
Daniel K. Frierson(5)	9,119	*
Richard W. Frost(6)	48,960	*
Paul W. Hansen(5)	19,619	*
Joseph B. Kastelic(3)	73,081	*
Brenda J. Lauderback(5)	43,430	*
Dustan E. McCoy(5)	11,204	*
Lee C. Simpson(5)	84,119	*
Curtis M. Stevens(6)	322,983	0.3%
Mark A. Suwyn(3)(4)(6)	1,614,240	1.5%
Colin D. Watson(5)	9,267	*
All current directors and executive officers as a group (12 persons)(3)(4)(5)(6)	2,280,719	2.1%

*
Percentages under 0.1% are not shown.

(1)
Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2)
Includes shares reserved for issuance under immediately exercisable options and options which will become exercisable within 60 days after March 5, 2004, as follows: Mr. Cook, 27,000 shares; Mr. Duncan, 93,651 shares; Mr. Dunham, 1,800 shares; Mr. Frierson, 5,400 shares; Mr. Frost, 0 shares; Mr. Hansen, 10,800 shares; Mr. Kastelic, 46,450 shares; Ms. Lauderback, 36,000 shares; Mr. McCoy, 7,200 shares; Mr. Simpson, 64,800 shares; Mr. Stevens, 248,750 shares; Mr. Suwyn, 1,191,493 shares; Mr. Watson, 1,800 shares; and all current directors and executive officers as a group, 1,641,493 shares.

(3)
Includes shares held by the LP Salaried 401(k) and Profit Sharing Plan (the "401(k) Plan") and beneficially owned by the following officers: Mr. Kastelic, 3,331 shares; Mr. Suwyn, 5,382 shares; and all current executive officers as a group, 8,713 shares.

(4)
Includes 60,000 shares of unvested restricted stock which Mr. Suwyn has the power to vote.

(5)
Includes restricted shares granted under the 2000 Non-Employee Director Restricted Stock Plan as to which the following directors have the power to vote: Mr. Frierson, 3,719 shares; Mr. McCoy, 4,004 shares; Mr. Dunham, Mr. Hansen, Ms. Lauderback, and Mr. Simpson, 7,319 shares each; and Mr. Cook and Mr. Watson, 7,467 shares each.

(6)
Includes restricted shares issued in connection with the settlement of performance share awards, as to which the following executive officers have the power to vote: Mr. Frost, 6,960 shares; Mr. Stevens, 8,352 shares; and Mr. Suwyn, 39,146 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the NYSE by LP's officers, directors, and certain other "reporting persons." Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP's reporting persons and written representations by such persons, to LP's knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC's rules governing proxy statement disclosures.

Executive Compensation

Compensation Committee Report

To the Stockholders of Louisiana-Pacific Corporation:

Overview

        During the past two years, LP has been engaged in implementing a major asset divestiture and debt reduction program calling for the sale of a substantial portion of its assets, including its timberlands and its plywood, industrial panels and lumber businesses. As part of this restructuring, LP streamlined its senior management positions in 2003, leading to today's team of three executive vice presidents with increased responsibilities reporting to the chief executive officer.

        In May 2002, the Compensation Committee undertook an extensive review of executive compensation data in preparation for determining base pay and cash incentive awards for members of executive management. The Committee reviewed compensation data contained in a survey conducted by Hewitt Associates for the Forest Products Industry Compensation Association (including a majority of the companies in the Standard & Poor's Paper & Forest Products Index) and general industry data on executive compensation developed by another nationally recognized compensation consulting firm. The Committee also consulted with a compensation expert at a national accounting firm and reviewed its written report analyzing forest products industry executive compensation data by individual company with comparable revenue numbers and positions with comparable responsibilities to the new executive positions established in the management restructuring.

        Following its review of industry data and consultations with its compensation advisor, the Compensation Committee established new base salaries for executive officers to go into effect when a company-wide salary freeze imposed in 2001 was lifted. The new salary levels were established based upon LP's approved executive compensation philosophy, the expanded responsibilities assumed by the executives in the management restructuring, and the forest products and general industry data reviewed by the Committee. The new base salaries went into effect October 1, 2002, when the salary freeze ended.

        In mid-2003, the Compensation Committee, after interviewing a number of nationally-known compensation consultants, retained the consultant used in 2002 to provide additional assistance to the Committee in evaluating executive officer compensation and other compensation matters within the purview of the Committee. Upon the consultant's recommendation, the Committee decided to use three benchmarking data sources from the general manufacturing sector, rather than focusing on the forest products industry. The Compensation Committee also adopted a revised summary of its philosophy regarding executive compensation as follows:

  "In general, compensation, in the form of base salaries, annual incentives, and long-term incentives, is intended to be competitive at the median with other general manufacturing companies of a similar size in order to attract, retain, and motivate executives. The incentive programs provide the opportunity to receive total compensation in excess of median levels based on outstanding financial performance. Annual incentive awards provide for payments based on a combination of corporate performance, business unit performance, and individual performance. Annual long-term incentive awards are provided through a mix of different vehicles. The goal of these programs is to align management's interests with those of the shareholders by providing incentives that increase equity ownership and focus on long-term performance related to corporate objectives and achievement of corporate strategies."

        The Compensation Committee has awarded compensation for a number of years, including 2003, pursuant to a program with four principal elements—base salary, annual cash incentive opportunities, annual stock option grants and, for selected senior executives, annual awards of incentive shares (restricted stock units). Cash incentive opportunities are awarded to executive officers and other key employees under LP's Annual Cash Incentive Award Plan. Stock option grants and awards of incentive shares are made to executive officers and other key employees under LP's 1997 Incentive Stock Award Plan. Decisions as to awards under the 1997 Incentive Stock Award Plan and certain other matters are made by a subcommittee of the Compensation Committee, which, in 2003, included all members of the Committee. In November 2003, the Committee also considered and approved bonuses for LP's four executive officers in connection with the successful completion of LP's asset sale and corporate restructuring program.

        LP also has a Supplemental Executive Retirement Plan ("SERP") designed to provide competitive target retirement benefits when combined with other company-paid retirement benefits and Social Security. LP's chief executive officer, Mark A. Suwyn, does not participate in the SERP because he has a separate supplemental retirement benefit under his employment agreement. The SERP and Mr. Suwyn's retirement benefit are described in detail under the caption "Retirement Benefits" below.

Determination of Base Salaries

        In February 2003, the Compensation Committee decided to make no adjustments in the base salary levels for LP's executive officers that went into effect in October 2002. In connection with its reexamination of LP's executive compensation philosophy and structure in mid-2003, the Committee again reviewed current compensation levels for LP's executive officer positions. Based on market data for comparable positions at U.S. general manufacturing companies from three data sources and a review of the current duties and responsibilities of each LP executive officer position, the Committee approved adjustments to base salaries for LP's three executive vice presidents effective November 1, 2003, bringing salary levels to approximately the median and resulting in percentage increases from October 2002 levels ranging from 12% to 15%. The Committee determined to consider a merit increase with respect to Mr. Suwyn's base salary level in January 2004 and to defer consideration of merit increases for the executive vice presidents until the Committee's regular review for this purpose in 2005.

Grants of Cash Incentive Awards

        The Compensation Committee approved annual cash incentive award opportunities in February 2003 under LP's Annual Cash Incentive Award Plan for executive management, subject to achievement of specified performance goals. The target amounts of the awards were based on the salary of each participant and ranged from 35% to 55% of base salary for LP's executive officers in February 2003, except for Mr. Suwyn, whose target amount equaled 70% of his base salary, as required by his employment agreement.

        The performance goals for each participating executive for 2003 were based 60% on LP's corporate performance as measured by target earnings per share and 40% on objective individual and business unit goals unique to each of the participants. Depending upon the extent to which performance goals were determined to have been met, the actual amount paid as a cash incentive award could range from 0% to 150% of the target amount relating to corporate performance and from 0% to 120% of the target amount relating to individual performance for all executive officers except Mr. Suwyn. Upon a determination by the Compensation Committee that Mr. Suwyn had achieved his individual performance goals at a level of 90% or above, he would be entitled to receive a percentage of his target amount equal to his level of achievement plus an automatic bonus equal to 50% of the target amount. If Mr. Suwyn had been determined to have achieved his individual performance goals at a level between 70% and 90%, he would have been entitled to an automatic bonus equal to 37.5% of the target amount.

        The business criteria on which individual performance goals are based include goals related to success in developing and implementing particular tasks assigned to an individual executive. These goals, therefore, naturally vary depending upon the responsibilities of individual executives and may include, without limitation, goals related to success in developing and implementing particular management plans or systems, completing targeted asset divestitures, reorganizing departments, establishing business relationships, or resolving identified problems. For 2003, the individual performance goals for Mr. Suwyn included goals related to EBITDA and cash flow levels, debt restructuring, growth in sales and profitability for specified businesses and products, dispositions of timberland holdings and certain business operations, safety measures, settlement of national class action siding litigation, and certain other strategic goals.

        The business criteria on which business unit performance goals are based include a combination of financial goals and strategic goals related to the performance of an identified business unit for which an executive has responsibility. Strategic goals for a business unit may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

        In January 2004, the Compensation Committee determined that the corporate goal relating to LP's earnings per share had been met at the 150% level. Mr. Suwyn was determined to have achieved his individual performance goals at a level entitling him to be paid 141% of his target award, or $316,000, plus $504,000 for the portion of his target award related to corporate performance. The other individuals named in the Summary Compensation Table below were awarded bonuses under the Annual Cash Incentive Award Plan based on achievement of individual performance goals ranging from 110% to 120% of their target awards.

Grants of Stock Options

        Another significant element in LP's compensation program is annual grants of nonstatutory stock options. In February 2003, the subcommittee of the Compensation Committee considered proposed option grants to executive officers. Preliminary target values (using the Black-Scholes valuation model) were based on a percentage of the executive's base salary. These target values ranged from 43% to 87% of each then executive officer's base salary level, except for Mr. Suwyn, whose target value equaled 200% of his base salary level. Individual target values are subject to increase or decrease based on expected levels of future contribution. Option grants to the individuals named in the Summary Compensation Table are shown under "Option/SAR Grants in Last Fiscal Year" below. All options granted in 2003 will become exercisable in three equal annual installments beginning one year after the date of grant and will terminate 10 years after the date of grant.

Incentive Share Awards

        Also in February 2003, the subcommittee of the Compensation Committee granted incentive share awards (restricted stock units) to executive officers. Incentive shares are rights to receive shares of Common Stock that vest in full at the end of five years, provided that the individual remains an employee of LP or one of its subsidiaries through the end of that period. An award will vest in full immediately if the recipient dies or becomes disabled, a change in control of LP occurs, or specified share price targets are met before the end of the required service period. The incentive share awards made in February 2003 were calculated using target values (using the Black-Scholes valuation model) based on a percentage of base salary level on the date of grant equal to 100% for Mr. Suwyn and ranging from 22% to 43% for each other then executive officer, subject to adjustment reflecting expected levels of future contribution. Additional information regarding these awards is included in the Summary Compensation Table below.

Restructuring Bonuses

        In November 2003, the Compensation Committee considered and approved special bonuses to LP's four executive officers in recognition of their substantial contributions to the success of LP's asset sale and corporate restructuring program. Mr. Suwyn was awarded a $600,000 restructuring bonus and each executive vice president received a $200,000 bonus. One-half of the bonuses were paid in cash and the other one-half was settled in the form of incentive share awards granted on November 26, 2003. Additional information regarding the restructuring bonuses is included in the Summary Compensation Table below.

Deductibility of Compensation

        To the extent consistent with its goal of maintaining a fair and competitive compensation package, the Compensation Committee attempts to structure LP's executive compensation to be deductible for income tax purposes by complying with tax requirements applicable to the deductibility of certain types of compensation.

Respectfully submitted,

E. Gary Cook, Chair
Archie W. Dunham
Daniel K. Frierson
Colin D. Watson

Performance Graph

        The following graph is required to be included in this proxy statement under applicable rules of the SEC. The graph compares the total cumulative return to investors, including dividends paid (assuming reinvestment of dividends) and appreciation or depreciation in stock price, from an investment in LP Common Stock for the period January 1, 1999, through December 31, 2003, to the total cumulative return to investors from the Standard & Poor's 500 Stock Index and the Standard & Poor's Paper and Forest Products Index for the same period. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Louisiana-Pacific Corporation, S&P 500, S&P Paper & Forest Products
December 31, 1998 to December 31, 2003

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
LOUISIANA-PACIFIC CORPORATION	$100	79.40	60.52	51.57	49.25	109.26
S&P 500 INDEX	$100	121.04	110.02	96.95	75.52	97.18
PAPER & FOREST PRODUCTS	$100	139.82	116.40	117.35	100.40	138.38

Compensation of Executive Officers

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)		Restricted Stock Awards(3)	Number of Shares Underlying Options/SARs	LTIP Pay-outs(4)	All Other Compensation(5)
Mark A. Suwyn(6) Chairman and Chief Executive Officer	2003 2002 2001	$800,000 761,539 750,000	$1,120,000 300,000 —		— — —	$1,030,001 821,745 657,165	450,000 486,400 337,450	$699,930 — —	$13,100 7,100 61,136
Curtis M. Stevens Executive Vice President, Administration, and Chief Financial Officer	2003 2002 2001	$331,154 313,692 306,787	$377,035 82,225 —		— — —	$269,732 169,290 151,523	115,950 100,300 77,750	$149,334 — —	$13,100 6,783 23,986
Richard W. Frost Executive Vice President, Commodity Products, Procurement and Engineering	2003 2002 2001	$296,923 236,739 218,683	$350,580 70,180 —		— — —	$258,417 115,020 99,880	108,150 68,150 51,200	$124,445 — —	$12,070 5,146 14,814
Joseph B. Kastelic Executive Vice President, Specialty Products and Sales	2003 2002 2001	$245,384 200,769 186,577	$302,675 63,360 —	$	— — 30,084	$225,202 107,730 99,880	85,600 63,750 51,200	— — —	$12,273 100 12,143
F. Jeff Duncan, Jr.(7) Vice President, Chief Information Officer and Director of Technology	2003 2002 2001	$209,692 200,000 197,916	$146,936 38,400 —	$	— — 19,901	$65,700 72,495 68,100	44,900 42,800 34,900	— — —	$13,100 7,100 13,685

(1)
Amounts shown for 2003 were paid in cash and include (a) bonuses paid under LP's Annual Cash Incentive Award Plan (the "Cash Incentive Plan") upon satisfaction of performance goals and (b) one-half of the value of a bonus awarded to each named executive officer other than Mr. Duncan in November 2003, in connection with the successful completion of LP's asset divestiture and corporate restructuring program. The other one-half of the restructuring bonus was awarded in the form of incentive shares (restricted stock units) and is reflected in the "Restricted Stock Awards" column of the table for 2003. In 2002, all amounts shown relate to bonuses under the Cash Incentive Plan, except that a discretionary cash bonus was awarded outside of the Cash Incentive Plan in the amount of $41,250 to Mr. Suwyn. No bonuses were paid in 2001 to the named executive officers.

(2)
Represents primarily reimbursement for financial planning services. Other amounts of personal benefits have been excluded as being below the minimum thresholds included in the SEC's proxy disclosure rules.

(3)
Amounts shown represent annual grants of incentive shares under LP's Stock Award Plan and, for the named executive officers other than Mr. Duncan, one-half of a restructuring bonus awarded in the form of incentive shares under the Stock Award Plan in November 2003. The other one-half of the restructuring bonus was paid in cash and is reflected in the "Bonus" column of the table for 2003. The values shown in the table are based on the closing sale prices of the Common Stock on the dates of grant as follows: $18.15 on November 26, 2003; $7.30 on February 1, 2003; $8.10 on January 25, 2002; and $11.35 on February 3, 2001.

  The following table shows for each named executive officer the original number of shares subject to each grant of incentive shares:

	Number of Incentive Shares Granted
Name
	2/3/01	1/25/02	2/1/03	11/26/03
Mark A. Suwyn	57,900	101,450	100,000	16,529
Curtis M. Stevens	13,350	20,900	23,250	5,510
Richard W. Frost	8,800	14,200	21,700	5,510
Joseph B. Kastelic	8,800	13,300	17,150	5,510
F. Jeff Duncan, Jr.	6,000	8,950	9,000	—

  The following table shows (a) the total number of incentive shares held by each of the named executive officers at December 31, 2003 and (b) the value of those incentive shares based on the closing sale price of the Common Stock on December 31, 2003 ($17.88). No incentive shares were granted prior to 2001.

Name	Incentive Shares	Value at 12/31/03
Mark A. Suwyn	275,879	$4,932,717
Curtis M. Stevens	63,010	1,126,619
Richard W. Frost	50,210	897,755
Joseph B. Kastelic	44,760	800,309
F. Jeff Duncan, Jr.	23,950	428,226

  Incentive shares represent the right to receive unrestricted shares of Common Stock on the date of vesting. Annual grants of incentive shares vest in full in five years, while the restructuring bonus incentive shares vest in three equal annual installments beginning one year after the date of grant, in each case so long as the individual remains an employee of LP at the vesting date.

  Incentive shares awarded in 2001, 2002 and February 2003 provided for accelerated vesting if certain share price targets for the Common Stock were met before the end of the required service period. During 2003, these share price targets were met in part or in full, such that the 2001 grants vested as to 50% of the shares on February 3, 2004, the 2002 grants vested as to 50% of the shares on January 25, 2004, and the February 2003 grants vested in full on February 1, 2004. The remaining 50% of each of the 2002 and 2001 incentive share awards will vest on January 25, 2005, and February 3, 2005, respectively, as long as the recipient continues to be an employee of LP on those dates, due to the satisfaction of the applicable share price targets in early 2004.

  In addition, all incentive share awards will vest in full immediately if the recipient dies or becomes disabled or a change in control of LP occurs. Mr. Suwyn's November 2003 incentive share award also provides for vesting in full upon his retirement after attaining age 62, subject to approval by the Compensation Committee in its sole discretion. Change in control has substantially the same meaning as described with respect to certain change in control employment agreements under "Agreements with Executive Officers" below. Incentive share awards provide for reimbursement for any excise tax imposed on the recipient to the extent they are deemed to constitute excess parachute payments as a result of accelerated vesting upon a change in control, plus any related federal, state, and local income taxes.

(4)
Represents the dollar value on December 31, 2003, of shares of Common Stock issued upon the vesting of performance share awards granted under the Stock Award Plan in February 2000. In accordance with the terms of the awards, shares equal to 200% of the target awards were issued due to the achievement of an annualized total stockholder return of at least 13 percentage points above the mean annualized total stockholder return of five other selected forest products companies for the four-year performance period ended December 31, 2003. The awards were also adjusted for reinvestment of cash dividends. The terms of each performance share award provided for delivery, as soon as practicable after December 31, 2003, of a certificate for one-half of the total shares of Common Stock issuable upon settlement of the award. The other one-half of the awards were settled through the issuance of restricted shares as of January 31, 2004, as follows: Mr. Suwyn, 39,146 shares; Mr. Stevens, 8,352 shares; and Mr. Frost, 6,960 shares. The restricted shares will vest in full on December 31, 2005, provided that the recipient continues to be an employee of LP on that date. Vesting is subject to acceleration under provisions similar to those described above in the last paragraph of note 3 relating to incentive share awards.

(5)
Amounts shown for 2003 include (i) an annual profit sharing contribution to LP's 401(k) Plan of $6,000 for each named executive officer; (ii) an annual matching contribution to LP's medical savings plan of $100 for each named executive officer except Mr. Kastelic; and (iii) an annual matching contribution under LP's 401(k) Plan as follows: Mr. Suwyn, $7,000; Mr. Stevens, $7,000; Mr. Frost, $5,970; Mr. Kastelic, $6,273; and Mr. Duncan, $7,000.

(6)
At December 31, 2003, Mr. Suwyn held 60,000 shares of restricted stock with a dollar value of $1,072,800, subject to future vesting or forfeiture. The shares, which were awarded in 1996, will vest upon Mr. Suwyn's reaching age 62 while employed by LP, subject to acceleration of vesting as to all shares upon the occurrence of certain specified events during Mr. Suwyn's term of employment, including a change in control of LP. See "Agreements with Executive Officers" below. Cash dividends, if any, are payable on his restricted stock at the same time as dividends on unrestricted shares of Common Stock.

(7)
Mr. Duncan became an executive of LP in March 2001. As a result of the streamlining of senior management positions in connection with LP's divestiture of non-core businesses, Mr. Duncan ceased to be deemed an executive officer of LP in July 2003, although his title remains unchanged. Compensation amounts are for a full year for each period shown.

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)
Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees During 2003	Exercise or Base Price Per Share	Expiration Date	Grant Date Present Value(2)
Mark A. Suwyn	450,000	26.5%	$7.30	2/1/13	$1,201,500
Curtis M. Stevens	115,950	6.9	7.30	2/1/13	309,587
Richard W. Frost	108,150	6.4	7.30	2/1/13	288,761
Joseph B. Kastelic	85,600	5.0	7.30	2/1/13	228,552
F. Jeff Duncan, Jr.	44,900	2.6	7.30	2/1/13	119,883

(1)
No stock appreciation rights ("SARs") were granted to the named executive officers during 2003. All options were granted for the number of shares indicated at exercise prices equal to the fair market value of the Common Stock on the date of grant. The options will vest in three equal annual installments beginning one year following the date of grant, subject to acceleration of exercisability in the event of a change in control of LP. If such acceleration of exercisability results in an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the amount of any excise tax imposed on a participant by Section 4999(a) of the Internal Revenue Code directly attributable to such acceleration will be reimbursed by LP, together with any income or excise taxes imposed on such reimbursement.

(2)
The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 44.52% were based on monthly stock price data for LP for the 36 months preceding the grant date, (ii) the risk-free rate of return (3.94%) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (7.0 years) of the options granted; and (iii) a dividend yield of 2.67%. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values(1)

			Number of Securities Underlying Unexercised Options at December 31, 2003
	Shares Acquired on Exercise During 2002				Value of Unexercised In-the-Money Options at December 31, 2003(2)
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. Suwyn	162,134	$741,763	1,104,327	886,749	$2,511,461	$8,666,835
Curtis M. Stevens	69,000	393,880	226,268	208,732	372,061	2,049,932
Richard W. Frost	91,851	638,952	103,000	170,649	—	1,700,003
Joseph B. Kastelic	74,824	229,934	45,200	145,166	—	1,432,739
F. Jeff Duncan, Jr.	27,200	169,804	101,884	85,066	242,142	830,058

(1)
The named executive officers did not exercise any SARs during 2003 or hold any SARs at year-end.

(2)
Based on the closing price of the Common Stock on December 31, 2003, $17.88 per share.

Equity Compensation Plan Information

        The following table sets forth additional information as of December 31, 2003, regarding shares of Common Stock that may be issued under LP's existing equity compensation plans and arrangements, divided between plans approved by LP's stockholders and plans or arrangements not submitted to the stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders(1)	6,643,892	$12.52	2,971,399
Equity compensation plans or arrangements not approved by stockholders(2)	0	N/A	0

Total	6,643,892		2,971,399

(1)
Equity compensation plans under which awards are currently outstanding and that were approved by LP's stockholders include the 1991 Employee Stock Option Plan, the 1997 Incentive Stock Award Plan, the 1992 Non-Employee Director Stock Option Plan, and the 2000 Non-Employee Director Restricted Stock Plan. The number of shares shown in column (a) as shares subject to outstanding awards include 108,916 shares subject to performance share awards granted under the Stock Award Plan, which vested upon the satisfaction of target performance goals and were settled on January 31, 2004, and 675,309 shares subject to awards of incentive shares (restricted stock units) or restricted shares outstanding on December 31, 2003. See "Executive Compensation—Compensation of Executive Officers" and "—Directors' Compensation" for additional information regarding the vesting of outstanding performance, incentive and restricted share awards. These shares are not included in the calculation of weighted-average exercise price in column (b) because the price at the vesting date could not be determined as of December 31, 2003. The Stock Award Plan also authorizes the grant of restricted stock awards with such terms and conditions as the Compensation Committee deems appropriate, including provisions that such awards will be forfeited upon termination of a participant's employment for specified reasons within a specified period of time or upon other conditions set forth in the award agreement. Of the shares shown in column (c), 1,317,141 shares were available for grant at December 31, 2003, as restricted shares or units under the Stock Award Plan, although such shares could also be granted as options or other rights to acquire Common Stock. Also, 131,326 shares were available for future awards to non-employee directors under the Restricted Stock Plan. The 5,000,000 shares that would become issuable under the Stock Award Plan if the Amendment is approved at the 2004 Annual Meeting are not included in the table.

(2)
The only equity compensation plan or arrangement approved by the Board of Directors but not submitted for stockholder approval is a restricted stock award for 60,000 shares of Common Stock granted to Mark A. Suwyn in 1996 in connection with his employment as LP's chief executive officer. The restricted shares issued to Mr. Suwyn will vest upon his reaching age 62 while employed by LP, subject to acceleration of vesting as to all shares upon the occurrence of certain specified events during Mr. Suwyn's term of employment, including a change of control of LP. See "Executive Compensation—Agreements with Executive Officers" below.

Retirement Benefits

        LP's Supplemental Executive Retirement Plan (the "SERP") is a defined benefit plan intended to provide supplemental retirement benefits to key executives designated by the committee appointed to administer the SERP. The following table shows the estimated annual benefits payable to participants in the SERP upon retirement based on the indicated years of credited service and compensation levels (without reduction for Social Security or the value of benefits under LP's other retirement plans).

Pension Plan Table

	Years of Credited Service
Final Average Compensation
	5	10	15
$ 150,000	$25,000	$50,000	$75,000
200,000	33,333	66,667	100,000
300,000	50,000	100,000	150,000
400,000	66,667	133,333	200,000
500,000	83,333	166,667	250,000
600,000	100,000	200,000	300,000
700,000	116,667	233,333	350,000
800,000	133,333	266,667	400,000
1,000,000	166,667	333,333	500,000
1,200,000	200,000	400,000	600,000
1,500,000	250,000	500,000	750,000

        Participants will become fully vested in their benefits under the SERP after completing five years of participation in the SERP. Vesting will be accelerated in the event of the participant's death or disability or a change in control of LP.

        The annual benefit payable under the SERP is equal to 50% of final average compensation multiplied by a fraction the numerator of which is years of credited service (up to a maximum of 15) and the denominator of which is 15. Years of credited service are determined under the provisions of the 401(k)

Plan and the Retirement Account Plan discussed below. If a participant's employment is involuntarily terminated within 36 months after a change in control of LP occurs, he or she will be credited with two additional years of service. The years of service credited to the executive officers named in the Summary Compensation Table above as of December 31, 2003, are as follows: Mr. Stevens, 6 years; Mr. Frost, 8 years; Mr. Kastelic, 7 years; and Mr. Duncan, 7 years. Mr. Suwyn does not participate in the SERP.

        Final average compensation on an annual basis is defined as a participant's compensation during the 60 consecutive months out of the last 120 months of employment in which the participant's compensation was highest, divided by five. Compensation includes base pay and annual cash incentives (for the executive officers named in the Summary Compensation Table above, salary plus annual bonus) paid to a participant, but excludes all other benefits. If a participant's employment is involuntarily terminated within 36 months after a change in control of LP, benefits under the SERP will be calculated based on the participant's base salary during the preceding 12 months plus the average annual cash incentive paid in the preceding three years, if higher than final average compensation.

        Retirement benefits shown in the table above are expressed in terms of single life annuities, are subject to reduction in the event of retirement before age 62 and will be reduced by an amount equal to the sum of (1) 50% of the participant's primary Social Security benefit determined at age 62 and (2) the value of the participant's benefits under LP's other retirement plans.

        LP also maintains the Retirement Account Plan, in which certain employees, including executive officers, participate. The Retirement Account Plan is a cash balance plan under which there is an account for each participating employee to which an annual contribution credit is made equal to 5% of compensation (with certain exclusions) up to a maximum earnings limit imposed by the federal tax laws. The maximum annual contribution credit for 2004 is $10,250. In addition, interest is credited daily on the cash balance in each participant's account. Once vested, generally after five years of service, a participant is entitled to the amounts in his or her account when he or she leaves LP. The estimated annual retirement income payable as a single life annuity at normal retirement at age 65, assuming no change in the maximum earnings limit and an interest crediting rate of 5.12%, for the executive officers named in the Summary Compensation Table above as of December 31, 2003, is as follows: Mr. Suwyn, $7,843; Mr. Stevens, $23,877; Mr. Frost, $21,940; Mr. Kastelic, $53,843; and Mr. Duncan, $29,278. Payment may also be in a lump sum or pursuant to other arrangements. The Retirement Account Plan does not provide for an offset for Social Security benefits.

        Pursuant to Mr. Suwyn's employment agreement with LP, he is entitled to a nonqualified supplemental executive retirement benefit in which he is immediately vested to the extent accrued in lieu of participating in the SERP. The annual retirement benefit payable to Mr. Suwyn under the agreement (calculated as a single life annuity reduced on an actuarial basis for retirement prior to age 62) is equal to an amount based on Mr. Suwyn's compensation (salary plus annual bonus) for the year during the three consecutive calendar years prior to termination of employment in which he had the highest compensation with a maximum annual benefit equal to 50% of such compensation (less a Social Security offset) and a minimum annual benefit equal to 25% of such compensation. The annual benefit so calculated will be reduced by an amount equal to the value of the benefits payable to Mr. Suwyn pursuant to the retirement plans maintained by his prior employer and LP. In the event of a change in control of LP, Mr. Suwyn will be entitled to two additional years of service for purposes of the foregoing benefit. If Mr. Suwyn had retired on January 1, 2004, the annual supplemental retirement benefit payable by LP, without any reductions, pursuant to the provisions of the agreement is estimated to be $614,548. See "Agreements with Executive Officers."

Management Loans and Other Transactions

        An Executive Loan Program offering loans to key executives to assist them in purchasing LP Common Stock was put in place in November 1999. The Sarbanes-Oxley Act of 2002 generally prohibits the extension of new personal loans to directors and executive officers and the amendment of existing loans. No new loans have been permitted under the program since January 2001.

        Initially, up to 1,700,000 shares of Common Stock were offered by LP for purchase prior to January 23, 2000, by LP's executive officers and selected key management personnel designated by its chief executive officer. In November 2000, the subcommittee of the Compensation Committee authorized additional loans under the Executive Loan Program during the 60-day period which ended January 23, 2001. Participants were permitted to borrow up to 100% of the purchase price of the shares to be purchased, which was equal to the closing price of the Common Stock on the NYSE on the date of delivery of an election to participate to LP. The maximum amount an individual was permitted to borrow was three times his or her annual base pay. The loans were unsecured and, for executive officers, bore interest at the annual rate of 6.02%.

        The maturity date of interest and principal on loans made under the Executive Loan Program was January 23, 2006. Principal and interest was due in full 30 days following the executive's resignation or involuntary termination of employment prior to January 23, 2006, subject to various provisions providing for forgiveness of all or a portion of the loans if conditions relating to continued employment or trading prices for the Common Stock were met. On January 23, 2004, 100% of the principal and interest outstanding at that date under the program was forgiven. One-half of the principal amount was forgiven under provisions requiring continuous employment by LP through that date and the other half of the principal and all accrued interest was forgiven because the share price target of $20.00 was attained during the 12 months prior to that date. The loan forgiveness provisions applicable to executive officers also required that the executive continue to own all shares purchased under the Executive Loan Program through the date of forgiveness.

        The following table provides information regarding loans outstanding under the Executive Loan Program to persons who were executive officers of LP at any time during 2003. The loan amounts shown include the original principal amount, the number of shares purchased and the price at which they were purchased, and the highest amount outstanding since January 1, 2003, 100% of which was forgiven on January 23, 2004, except in the case of Mr. Matheney, who retired during 2003.

Name	Original Loan Amount	Share Price	No. of Shares	Highest Amount Outstanding Since 1/1/2003
F. Jeff Duncan, Jr.	$542,191	$13.000	41,707	$670,126
Richard W. Frost	599,990	11.625	51,612	764,847
Joseph B. Kastelic	399,989	13.625	29,357	509,559
J. Keith Matheney	688,491	11.625	59,225	844,686	(1)
Curtis M. Stevens	719,994	11.625	61,935	917,825
Mark A. Suwyn	2,141,999	11.625	184,258	2,730,521

(1)
Upon Mr. Matheney's retirement in 2003, $455,170 of his loan was forgiven under the terms of the Executive Loan Program and the balance was repaid.

Directors' Compensation

        Each director of LP who is not an employee of LP receives for all services as a director fees at the rate of $30,000 per year (an increase from $24,000 in 2003), plus $1,750 for each board meeting and $1,000 for each committee meeting attended, including telephone conference meetings. Beginning January 1, 2004, each Chair of a Board committee other than the Executive Committee and the Audit Committee will receive an additional annual retainer of $5,000, while the Chair of the Audit Committee will receive an additional annual retainer of $10,000. All fees other than meeting fees are paid on a quarterly basis.

        LP's 1992 Non-Employee Director Stock Option Plan provides for the automatic grant each year (with certain exceptions) of options to purchase shares of Common Stock to members of the Board of Directors who are not employees of LP or any of its subsidiaries. Each option granted under the 1992 Option Plan beginning May 1, 2000, entitles the holder to purchase 9,000 shares of Common Stock at a price equal to 100% of the fair market value (as defined) of a share of Common Stock on the date of grant. Each option becomes exercisable as to 10% of the shares covered by the option every three months following the date of grant until vested in full. Options become immediately exercisable in full upon the death of the holder or upon the occurrence of a change in control of LP. To the extent not fully vested, an option will become exercisable as to an additional 20% of shares upon the director's retirement as of the first annual meeting of stockholders after the director attains age 70. Each option expires 10 years after the date of grant, subject to earlier termination if the holder ceases to be a member of the Board of Directors. See "Item 4—Approval of Amendment of the 1992 Non-Employee Director Stock Option Plan" for a discussion of a proposed change to the plan subject to stockholder approval at the 2004 Annual Meeting.

        Effective May 1, 2000, the Board of Directors adopted the 2000 Non-Employee Director Restricted Stock Plan, which provides for annual grants of restricted shares of Common Stock with a market value on the grant date of $20,000 to each non-employee director of LP. The restricted shares vest in full on the earliest to occur of five years following the grant date, upon the director's death, disability or retirement (as defined), or a change in control of LP. If the director ceases to be a director before the restrictions lapse, the restricted shares are forfeited. Prior to vesting, the director has the right to vote the shares and to receive cash dividends, if any. A director who receives a restricted stock award and resides in a jurisdiction which provides for taxation on the value of the grant in the year it is received is entitled to a cash payment intended to equalize his or her economic position with that of U.S. residents, who generally are not taxed on the value of restricted stock awards until they vest. During 2003, Colin D. Watson received $2,422 under the equalization provision. See "Item 3—Approval of Amendment of the 2000 Non-Employee Director Restricted Stock Plan" for a discussion of a proposed change to the plan subject to stockholder approval at the 2004 Annual Meeting.

Agreements with Executive Officers

        LP entered into an employment agreement with Mark A. Suwyn with respect to his employment as LP's Chairman and Chief Executive Officer in January 1996. The term of the agreement presently will expire on December 31, 2004, subject to automatic extension annually unless 90 days' prior notice of intention to terminate is given by either party.

        The agreement provides that Mr. Suwyn is entitled to a minimum base salary of $600,000, subject to annual review for increase by the Board of Directors beginning in 1997, and an annual bonus, subject to satisfying reasonable annual performance goals established by the Compensation Committee. The agreement also provides for a nonqualified supplemental retirement benefit as described above under "Retirement Benefits." In addition, Mr. Suwyn is entitled under the agreement to participate in all LP employee benefit arrangements at a level commensurate with his position.

        In the event Mr. Suwyn's employment is terminated by Mr. Suwyn for "good reason" (as defined) or by LP for any reason other than disability or "cause" (as defined), or if the agreement is not renewed pursuant to notice by LP, Mr. Suwyn will be entitled to receive an amount equal to his base salary, as then in effect, for the remainder of the term of the agreement or 24 months, whichever is longer, plus a pro rata cash incentive payment for the year of termination and certain continued medical benefits. He will also be entitled to all other amounts and benefits in which he is then or thereby becomes vested.

        If any payment under the agreement is determined to be subject to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code, Mr. Suwyn will be entitled to reimbursement for such taxes on an after-tax basis. Other provisions in Mr. Suwyn's employment agreement relating to severance benefits upon a change of control of LP have been superseded by a separate agreement as described in the following paragraph.

        LP has entered into Change of Control Employment Agreements (the "Employment Agreements") with its four current executive officers, each of whom is named in the Summary Compensation Table above. The Employment Agreements provide for severance compensation in the event of termination of employment following a change of control of LP. Each Employment Agreement has a term of three years subject to automatic extension annually for one additional year unless notice of nonrenewal is given by November 26 of the current year. Also, if a change of control of LP occurs during the term of the Employment Agreements, the term will be extended automatically for three additional calendar years beyond the date on which the change of control occurs.

        The Employment Agreements further provide that if, within three years following the occurrence of a change of control, an executive's employment with LP is terminated by LP other than for cause or by the executive for good reason, the executive will be entitled to receive (i) his or her full base salary through the date of termination (which must be at least equal to the highest rate in effect during the 12 months prior to the date the change of control occurred) plus a pro rata amount of the executive's target bonus for the fiscal year in which the change of control occurred (the "Target Bonus"), (ii) an amount equal to three times the sum of (x) his or her annual base salary at such rate plus (y) his or her Target Bonus, and (iii) the difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued if the executive's employment continued for an additional three years and the actual vested benefit, if any, at the date of termination. Special payment provisions apply in the event of the executive's death or disability following a change of control.

        The Employment Agreements also provide for reimbursement of legal fees and expenses and for outplacement services and for the continuation of health, disability and life insurance benefits for three years following termination of employment voluntarily for good reason or involuntarily other than for cause or disability. Each Employment Agreement also provides for reimbursement for any excise tax imposed on benefits that constitute excess parachute payments plus any related federal, state and local income taxes, subject to a "cut back" provision providing for a reduction in the payments under the Employment Agreement if the amount that would be treated as excess parachute payments is not greater than 110% of the maximum amount that could be paid to the executive without imposition of any excise tax.

        Complete definitions of cause, change of control and good reason are included in the Employment Agreements. Brief summaries of the definitions are set forth below.

        "Cause" means (i) the willful and continued failure of the executive to perform substantially his or her duties after delivery of a written demand for substantial performance or (ii) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to LP, in each case pursuant to a resolution adopted by the affirmative vote of at least three-fourths of the entire membership of the Board of Directors.

        "Change of control" means (i) the acquisition by a person or group of beneficial ownership of 20% of LP's outstanding Common Stock or voting securities, with certain exceptions, (ii) a change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board (including, for purposes of computing a majority, those persons nominated for election by a majority of the then incumbent directors who had been similarly nominated), (iii) consummation of certain reorganizations, mergers, consolidations or sale of substantially all the assets of LP, or (iv) approval by LP's stockholders of a complete liquidation or dissolution of LP.

        "Good reason" with respect to the termination by an employee of his or her employment with LP means (i) subject to certain exceptions, the assignment of duties inconsistent with the executive's position, (ii) any failure by LP to comply with the compensation provisions of the Employment Agreement, (iii) transfer of the executive to a location more than 25 miles from the present location, or (iv) any purported termination by LP of the executive's employment otherwise than as expressly permitted by the Employment Agreement. A termination of employment by the executive during the 30-day period immediately following the first anniversary of the change of control is deemed to be for good reason for purposes of the Employment Agreements.

        A management restructuring severance package for senior management established in May 2002 continued in effect for persons terminated under its provisions through December 31, 2003. Under the severance arrangement, if the position of an individual covered by the plan was eliminated as a result of management restructuring, the executive was generally entitled to receive cash payments totaling (1) 24 months of current base pay, (2) a prorated amount of any unpaid award under the Annual Cash Incentive Award Plan based on actual corporate performance for the target year and individual performance for the portion of the target year prior to the executive's termination, (3) an amount equal to the actuarial present value of the executive's accrued benefit under the SERP computed as if the executive had completed five years of participation in the SERP, (4) an amount equal to the present value of 15 months or 12 months, depending on executive level, of COBRA health insurance continuation premiums, and (5) full vesting and an extended exercise period for all options granted in 2000, 2001 and 2002. Terminated executives also were entitled to receive outplacement and financial planning services. One executive officer whose employment was terminated during 2003 received severance benefits under this plan.

Stockholder Proposals

        Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2005, and who wishes to have the proposal included in LP's proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 23, 2004. Any such proposal must meet the informational and other requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for that meeting.

        LP's bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record who has delivered written notice thereof to the Chairman by the deadline specified in the bylaws. In the case of next year's annual meeting, this notice must be received by LP no later than February 6, 2005. Such notice must include the information required by the SEC's rules for stockholder proposals presented for inclusion in LP's proxy materials. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

General

        The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

        LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material. LP has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $11,000 plus reimbursement for certain expenses.

APPENDIX A

LOUISIANA-PACIFIC CORPORATION
FINANCE AND AUDIT COMMITTEE

CHARTER

I.    Composition of the Committee

        A.    Number of Members.    The Finance and Audit Committee (the "Committee") of the Board of Directors (the "Board") of Louisiana-Pacific Corporation ("LP") shall consist of three or more directors of LP appointed by the Board. The Board may appoint and remove members of the Committee at any time, including alternate members to act in the place of any absent or disqualified members. A director must meet the qualification and independence requirements of 1.B below in order to be appointed as a regular or alternate member of the Committee, and any such member who ceases to meet such requirements shall then cease to be a member of the Committee. The Committee must have at least three members in order to act. The Board shall appoint a Chairman of the Committee.

        B.    Qualification; Independence.

          1.     No director who is or was an officer or employee of LP or any of its subsidiaries and affiliates (collectively, the "Company") may be a member of the Committee until at least five years after that employment relationship has ended.

          2.     Each member of the Committee must be independent of management and the Company and be free from any relationship that may interfere with the exercise of independent judgment as a Committee member.

          3.     Each member of the Committee must qualify as an "independent director" under the requirements of subsection 2 of Section 303A of the New York Stock Exchange Listed Company Manual. No Committee member shall qualify as "independent" unless the Board has affirmatively determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

          4.     Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

          5.     The Chairman of the Committee must have accounting or related financial management experience and expertise. The Board will determine, in its business judgment, whether a director meets the foregoing requirements prior to appointing such director as Chairman.

          6.     No director who is receiving, directly or indirectly, any consulting, advisory, or other compensatory fee from LP (other than in his or her capacity as a member of the Board and any Board committee) may serve as a member of the Committee.

          7.     No director who is an "affiliated person" of the Company, as defined in Rule 10A-3 under the Securities Exchange Act of 1934 ("Exchange Act"), may serve as a member of the Committee on or after the effective date of such final rules.

          8.     No director who simultaneously serves on the audit committees of more than two other companies that file reports under Section 13(a) or 15(d) of the Exchange Act may simultaneously serve as a member of the Committee unless the Board has affirmatively determined that such services on other audit committees would not impair the ability of the director to effectively serve on the Committee. If any such determination is made, it shall be disclosed in the subsequent annual proxy statements of LP.

II.    Meetings of the Committee

        A.    Regular Meetings.    The Committee shall hold at least four face-to-face meetings per year. The Chairman of the Committee will, in consultation with the other members of the Committee, LP's independent auditor and the appropriate officers of LP, be responsible for calling such meetings, establishing agenda therefor and supervising the conduct thereof.

        B.    Special Meetings.    Special face-to-face or telephonic meetings may be called at any time by the Chairman of the Committee or any two members of the Committee. The person or persons calling any such meeting shall establish the agenda therefor, and the Chairman of the Committee shall supervise the conduct thereof.

        C.    Minutes.    The Committee shall keep minutes of all of its meetings showing all matters considered by it and the actions taken thereon, and shall provide to the Board a report of each meeting at the next regular meeting of the Board.

        D.    Quorum and Manner of Acting.    A majority of the members of the Committee shall be present in person at any meeting of the Committee in order to constitute a quorum for the transaction of business at such meeting. The affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or the written consent of all of the members of the Committee without a meeting, shall be the act of the Committee.

III.    Purpose of the Committee

        A.    Oversight.    The Committee shall assist the Board in fulfilling its oversight responsibilities relating to the integrity of LP's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualification and independence, the performance of LP's internal audit function and independent auditors, and the adequacy of LP's accounting and internal control systems. Subject to the specific responsibilities that are set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that LP's financial statements are complete and accurate or are in compliance with generally accepted accounting principles ("GAAP"), which are responsibilities of management and the independent auditor, or to resolve disputes, if any, between management and the independent auditor.

        B.    Annual Proxy Report.    The Committee shall prepare the report of the Committee that is required by the rules of the Securities and Exchange Commission to be included in LP's annual proxy statements.

IV.    Responsibilities and Duties of the Committee

        A.    Independent Auditor and Audit Matters.    With respect to matters relating to LP's independent auditor and audit matters, the Committee shall:

          1.    Selection of Auditor.    Have the sole authority and responsibility (subject to shareholder ratification, if applicable) to select, retain, oversee and replace LP's independent auditor firm (the "Auditor") to be employed to perform the annual audits of LP's financial statements and reviews of LP's financial, accounting, auditing and internal control systems. The Auditor shall report directly to the Committee, shall be ultimately accountable to the Committee and the Board, and shall have unrestricted access to the Committee and the Board.

          2.    Compensation and Services of Auditor.    Have the sole authority to determine and approve all compensation to be paid to LP's Auditor for audit services and legally-permitted non-audit services performed on LP's behalf and the terms of all engagements for such services. All such audit and non-audit services shall be approved by the Committee in advance of their performance. The Committee may delegate to one or more designated members of the Committee the authority to grant such preapprovals, provided that any such preapproval shall be presented to the full Committee at its next scheduled meeting.

          3.    Annual Evaluation of Auditor.    At least annually obtain and review a written report by the Auditor firm describing (a) the Auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with any such issues, and (c) all relationships between the Auditor and the Company. The Committee shall annually evaluate the Auditor's qualifications, performance and independence, based on its review of the foregoing report and the Auditor's work throughout the year, and will present the results of each such evaluation to the full Board.

          4.    Auditor Report on Accounting Issues.    Require the Auditor to timely report to the Committee (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with Company management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor and (c) other material written communications between the Auditor and Company management, such as any management letter or schedule of unadjusted differences.

          5.    Review of Audit Results.    Periodically meet with the Auditor and management to (a) review and discuss the results of the audits and reviews described in IV.A.1 above, (b) discuss the annual audited financial statements and quarterly financial statements, including LP's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (c) review and approve in advance annual audit plans of the Auditor.

          6.    Audit Issues and Disagreements.    Regularly meet with the Auditor, which meetings may include management, to review any audit problems or difficulties, including any restrictions on the scope of the Auditor's activities or on access to requested information, and any significant disagreements with management. The review shall include any significant disagreements between the Auditor's LP audit team and its national office regarding auditing or accounting issues arising from the audit. The review shall also include a discussion of the responsibilities and resources of LP's internal audit function.

          7.    Review of Periodic Reports.    Require that the Auditor review the financial information in LP's quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission and that appropriate reconciliations and descriptions of any adjustments to the quarterly information previously reported on a Form 10-Q for any quarter be made and be reviewed by the Auditor.

          8.    Review of Auditor Opinions.    Review the opinions to be rendered by the Auditor in connection with its audits of LP's financial statements.

          9.    Employment of Auditors for Subsidiaries.    Request LP's subsidiary and affiliated companies to employ such independent auditors (all of which shall be accountable to the Committee and the Board) as the Committee deems appropriate to audit the respective financial statements of such subsidiary and affiliated companies.

          10.    Annual Proxy Report of Committee.    Prepare an annual report of the Committee, for inclusion in LP's annual proxy statement, stating whether the Committee has:

      •
      reviewed and discussed the audited financial statements with management

      •
      discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and discussed with the Auditor the Auditor's independence

      •
      received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1

      •
      based upon the foregoing, recommended to the Board that the audited financial statements be included in LP's Annual Report on Form 10-K for the last fiscal year

        B.    Internal Audit Function and Control Systems.    With respect to matters relating to LP's internal audit function and internal control systems, the Committee shall:

          1.     Regularly review the scope, coverage and objectivity of the audits performed by LP's Internal Audit Department and its annual internal audit plans, as well as the responsibilities, budget, resources, internal charter and staffing for LP's internal audit function.

          2.     Ensure that LP's Director of Internal Audit and LP's internal auditors have unrestricted access to the Committee. Discuss with management any proposed appointment, replacement or dismissal by LP of LP's Director of Internal Audit.

          3.     Periodically review the adequacy and effectiveness of the Company's internal legal compliance programs, disclosure controls and procedures and internal controls, including any special audit steps adopted in light of any material control deficiencies.

          4.     Periodically review LP's guidelines, policies and programs with respect to risk assessment and risk management, including the steps being taken by management to monitor and control LP's major financial risk exposures.

        C.    Financial and Financial Reporting Matters.    With respect to financial and financial reporting matters, the Committee shall:

          1.     Make recommendations to the Board on matters relating to the financial affairs and policies of the Company including, without limitation, capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions and investment and debt policies.

          2.     Review and discuss with management the status of significant legal and tax matters and the potential financial implications thereof.

          3.     Review and discuss with management (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in LP's selection or application of accounting principles and the effects, if any, of such changes on LP's financial statements, (b) significant financial reporting issues and judgments made in connection with the preparation of LP's financial statements, including the effects of alternative GAAP methods on the financial statements, and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on LP's financial statements.

          4.     Review and discuss with management, in advance, the financial results to be included in LP's Annual Report to Stockholders and in filings with the Securities and Exchange Commission.

          5.     Review and discuss with management, in advance, LP's earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information) as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

          6.     Discuss with LP management significant risk management failures, if any, including management's responses thereto.

        D.    Other Responsibilities and Duties.

          1.     In order to effectively perform its oversight responsibilities and duties, the Committee shall meet separately, periodically, with LP management, with LP's internal auditors, and with the Auditor.

          2.     In the course of fulfilling its duties, the Committee shall, as appropriate, obtain advice and assistance from outside legal, accounting or other advisors and shall have the authority to retain such advisors without approval from the Board or LP management.

          3.     The Committee shall establish for LP clear hiring policies with respect to employees or former employees of any current or past independent auditor for LP.

          4.     The Committee shall, on at least a quarterly basis, review with the Board any issues that arise with respect to the quality or integrity of LP's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Auditor, or the performance of LP's internal audit function.

          5.     The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          6.     The Committee shall annually review and reassess the adequacy of the Committee's Charter.

          7.     The Committee shall have such other responsibilities and perform such other duties as may be assigned to the Committee from time to time by the Board.

        E.    Performance Evaluation of the Committee.    The Committee shall annually conduct a self-evaluation of its effectiveness and its compliance with the Committee's Charter and applicable rules of regulatory bodies. The Committee shall report its findings and conclusions to the Board at the next regular Board meeting following completion of each such evaluation.

Dated: January 31, 2004

APPENDIX B

LOUISIANA-PACIFIC CORPORATION
1997 INCENTIVE STOCK AWARD PLAN

Effective March 1, 1997

(As amended through May 3, 2004)

ARTICLE 1. ESTABLISHMENT AND PURPOSE

        1.1    Establishment; Amendment and Restatement.    LOUISIANA-PACIFIC CORPORATION ("Corporation") established the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan (the "Plan") effective as of March 1, 1997. The original Plan was approved at Corporation's 1997 annual meeting of stockholders and the Plan as amended through February 25, 2002, was approved at Corporation's 2002 annual meeting of stockholders. Corporation further amended the Plan in its current form effective May 3, 2004, subject to stockholder approval as described in Article 15.

        1.2    Purpose.    The purpose of the Plan is to promote the long-term interests of Corporation and its stockholders by enabling Corporation to attract, retain, and reward key employees of Corporation and its subsidiaries and to strengthen the mutuality of interests between such employees and Corporation's stockholders. The Plan is designed to serve this purpose by offering stock options and other equity-based incentive awards and encourage key employees to acquire an ownership in Corporation.

ARTICLE 2. DEFINITIONS

        2.1    Defined Terms.    The following definitions are applicable to the Plan:

        "Award" means an award or grant made to a Participant pursuant to the Plan.

        "Award Agreement" means an agreement as described in Section 6.2 of the Plan.

        "Board" means the Board of Directors of Corporation.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

        "Committee" means the Compensation Committee of the Board.

        "Common Stock" means the common stock, $1 par value, of Corporation or any security of Corporation issued in substitution, exchange, or lieu thereof.

        "Corporation" means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Fair Market Value" means on any given date, the closing price per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded. If the Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market Value will be determined by the Committee.

        "Participant" means an employee of Corporation or a Subsidiary who is granted an Award under the Plan.

        "Plan" means this Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan, as set forth herein and as it may be hereafter amended from time to time.

        "Share" means a share of Common Stock.

        "Subsidiary" means any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

        "Vest" or "Vested" means:

          (a)   In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all restrictions;

          (b)   In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all restrictions;

          (c)   In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all restrictions; or

          (d)   In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all restrictions.

ARTICLE 3. ADMINISTRATION

        3.1    General.    The Plan will be administered by the Committee. The Committee will have full power and authority to administer the Plan in its sole discretion. A majority of the members of the Committee will constitute a quorum and action approved by a majority will be the act of the Committee.

        3.2    Authority of the Committee.    Subject to the terms of the Plan, the Committee:

          (a)   Will select the Participants, determine the types of Awards to be granted to Participants, determine the shares or share units subject to Awards, and determine the terms and conditions of individual Award Agreements;

          (b)   Has the authority to interpret the Plan, to establish, amend, and revoke any rules and regulations relating to the Plan, to make all other determinations necessary or advisable for the administration of the Plan; and

          (c)   May correct any deficit, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable to carry out the purposes of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

        3.3    Liability of Committee Members.    No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

ARTICLE 4. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

        4.1    Duration of the Plan.    The Plan became effective March 1, 1997. The Plan will remain in effect until Awards have been granted covering all the available Shares and all outstanding Awards have been exercised, settled, or terminated in accordance with the terms of the applicable Award Agreement, or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

        4.2    Other Stock Plans.    The Plan is separate from the following existing plans (the "Prior Plans"):

    Louisiana-Pacific Corporation 1991 Employee Stock Option Plan;
    Louisiana-Pacific Corporation 1984 Employee Stock Option Plan; and
    Louisiana-Pacific Corporation Key Employee Restricted Stock Plan.

The Plan will neither affect the operation of the Prior Plans nor be affected by the Prior Plans, except that no further stock options or restricted stock awards will be granted under any of the Prior Plans after the date the Plan is approved by Corporation's stockholders as described in Article 15.

        4.3    General Limitation on Awards.    Subject to adjustment pursuant to Article 12 of the Plan, (a) the maximum number of Shares for which Awards may be granted under the Plan may not exceed 15,000,000 Shares and (b) the maximum number of Shares for which Awards other than Awards for stock options and stock appreciation rights under Articles 7, 8 or 11 of the Plan may be granted may not exceed a total of 4,500,000 Shares.

        4.4    Cancellation or Expiration of Awards.    If an Award under the Plan is canceled or expires for any reason prior to having been fully vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will again become available for additional Awards under the Plan.

ARTICLE 5. ELIGIBILITY

        Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary) who, in the Committee's judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

ARTICLE 6. AWARDS

        6.1    Types of Awards.    Awards under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Code, or nonstatutory stock options), stock appreciation rights, performance shares, restricted stock grants, and other stock-based awards (as described in Article 11 of the Plan). Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting.

        6.2    Award Agreements.    Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee. Any Award Agreement may make provision for any matter that is within the discretion of the Committee or may retain the Committee's discretion to approve or authorize any action with respect to the Award during the term of the Award Agreement.

        6.3    Nonuniform Determinations.    The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

        6.4    Provisions Governing All Awards.    All Awards will be subject to the following provisions:

          (a)    Transferability.    Except as otherwise provided in this Section 6.4(a), each Award (but not Shares issued following Vesting or exercise of an Award) will not be transferable other than by will or the laws of descent and distribution and Awards requiring exercise will be exercisable during the lifetime of the Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may include in any Award Agreement a provision that the Award is transferable, without payment of consideration, to immediate family members of the Participant or to a trust for the benefit of or a partnership composed solely of such family members.

          (b)    Employment Rights.    Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment at any time for any reason, with or without cause.

          (c)    Effect of Change in Control.    The Committee may, in its discretion, include in any Award Agreement a provision that upon the effective date of a change in control of Corporation (as that term may be defined in the Award Agreement), all or a specified portion of the Award (i) will become fully Vested, (ii) will terminate, or (iii) may be converted into shares of an acquiror. In any such change in control provision, the Committee may provide whether or to what extent such acceleration in the Vesting of an Award will be conditioned to avoid resulting in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

ARTICLE 7. STOCK OPTIONS

        The option price for each stock option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Stock options will be exercisable for such period as specified by the Committee in the applicable Award Agreement, but in no event may options be exercisable for a period of more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised must be paid in full at the time of exercise. The Committee may, in its discretion, provide in any Award Agreement for a stock option that payment of the option price may be made in cash, by tender of Shares owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Shares as the Committee may establish, in such other consideration as the Committee deems appropriate, or a combination of cash, shares of Common Stock, and such other consideration. The number of Shares subject to options and stock appreciation rights granted under the Plan to any individual Participant during any one calendar year may not exceed 600,000 Shares. Except for adjustments in price pursuant to Article 12 hereof, at no time shall the option price of a stock option granted hereunder be subsequently repriced during the period of its exercisability.

        In the case of an Option designated as an incentive stock option, the terms of the option and the Award Agreement must conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted.

        The Committee may, in its discretion, include in an Award Agreement for any option a provision that in the event previously acquired Shares are surrendered by a Participant in payment of all or a portion of either (a) the option exercise price or (b) the Participant's federal, state, or local tax withholding obligation with respect to such exercise, the Participant will automatically be granted a replacement or reload option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to all or a portion of the number of Shares surrendered. Such replacement option will be subject to such terms and conditions as the Committee determines.

ARTICLE 8. STOCK APPRECIATION RIGHTS

        Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right may be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right will entitle the Participant to receive from Corporation an amount equal to the increase in the Fair Market Value of a Share on the exercise of the stock appreciation right over the grant price. The Committee may determine in its discretion whether the stock appreciation right may be settled in cash, shares, or a combination of cash and shares.

ARTICLE 9. PERFORMANCE SHARES

        9.1    General.    Performance shares may be granted in the form of actual Shares or Share units having a value equal to Shares. An Award of performance shares will be granted to a Participant subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, the condition that the performance shares or a portion thereof will Vest only in the event specified performance goals are met within a specified performance period, as set forth in the Award Agreement. An Award Agreement for a performance share Award may also, in addition to specifying performance goals, condition Vesting of such Award on continued employment for a period specified in the Award Agreement. In the event that a stock certificate is issued in respect of performance shares, the certificate will be registered in the name of the Participant but will be held by Corporation until the time the performance shares become Vested. The performance conditions and the length of the performance period will be determined by the Committee. The Committee may, in its discretion, reduce or eliminate the Vesting of performance shares if, in the Committee's judgment, it determines that the Vesting of the performance share Award is not appropriate given actual performance over the applicable performance period. The maximum number of Shares issuable to any individual Participant with respect to performance share Awards during any one calendar year may not exceed 100,000 Shares. The Committee, in its sole discretion, may provide in an Award Agreement whether performance shares granted in the form of share units will be paid in cash, shares, or a combination of cash and shares.

        9.2    Performance Goals for Executive Officers.    The performance goals for performance share awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

        Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

        Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

        Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

ARTICLE 10. RESTRICTED STOCK

        Restricted stock may be granted in the form of actual Shares, Share units having a value equal to Shares, or other rights to receive Shares in the future. A restricted stock Award will be subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such restricted stock and provisions that such restricted stock, stock units or other rights to receive Shares be forfeited upon termination of the Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement. The Award Agreement for a restricted stock Award may also, in addition to conditioning Vesting of the Award on continued employment, further condition Vesting on attainment of performance goals. In the event that a stock certificate is issued in respect of restricted stock, such certificate will be registered in the name of the Participant but will be held by the Corporation until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock Awards will be established by the Committee at the time of grant and set forth in the Award Agreement. The Committee, in its sole discretion, may provide in an Award Agreement whether restricted stock granted in the form of Share units will be paid in cash, Shares, or a combination of cash and Shares.

ARTICLE 11. OTHER STOCK-BASED AND COMBINATION AWARDS

        The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. For such other stock-based awards that are granted to executive officers of Corporation and that condition Vesting of such Awards, in whole or in part, on attaining performance goals, such Awards will be subject to the same limitations on types of performance goals and the same limitation on the maximum number of Shares issuable to any individual Participant as provided in Article 9 of the Plan. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange for Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation.

ARTICLE 12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, spinoff, combination or exchange of shares, or other form of reorganization, or corporate change, or any distribution with respect to Common Stock other than regular cash dividends, the Committee may make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, to the limits on Awards to Participants, and to outstanding Awards.

ARTICLE 13. AMENDMENT AND TERMINATION

        The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange.

ARTICLE 14. MISCELLANEOUS

        14.1    Tax Withholding.    Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied. The Committee, in its discretion, may permit a Participant to satisfy the Participant's federal, state, or local tax, or tax withholding obligations with respect to an Award by having Corporation retain the number of Shares having a Fair Market Value equal to the amount of taxes or withholding taxes.

        14.2    Securities Law Restrictions.    No Shares will be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        14.3    Governing Law.    Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

ARTICLE 15. STOCKHOLDER APPROVAL

        The Plan was approved by Corporation's stockholders at its 1997 annual meeting of stockholders, and amendments to the Plan were approved by Corporation's stockholders at its 2002 annual meeting of stockholders. The amendment to Section 4.3 of the Plan to increase the number of Shares available for issuance under the Plan from 10,000,000 to 15,000,000 and the amendments to Section 4.3 and Article 10 of the Plan to limit the total number of Shares under the Plan that may be made subject to Awards other than Awards of stock options and stock appreciation rights to 4,500,000 are subject to approval by Corporation's stockholders at the May 3, 2004, annual meeting of Corporation's stockholders.

APPENDIX C

LOUISIANA-PACIFIC CORPORATION
2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Effective May 1, 2000

(Amended and Restated as of May 3, 2004)

        1.    Establishment And Purpose

        1.1    Establishment; Amendment and Restatement.    Louisiana-Pacific Corporation, a Delaware corporation ("Corporation"), established the Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan (the "Plan") effective as of May 1, 2000. Corporation amended and restated the Plan effective March 1, 2003, and further amended and restated the Plan in its current form effective May 3, 2004.

        1.2    Purpose.    The purpose of the Plan is to promote and advance the interests of Corporation and its stockholders by enabling Corporation to attract and retain well-qualified individual Non-Employee Directors (as defined below) and to strengthen the mutuality of interests between such Non-Employee Directors and Corporation's stockholders through annual grants of Restricted Stock to each Non-Employee Director.

        2.    Definitions

        For purposes of the Plan, the following terms have the meanings set forth below:

        "Award" means an award of Restricted Stock or Restricted Stock Units granted to a Non-Employee Director pursuant to the Plan.

        "Board" means the board of directors of Corporation.

        "Change in Control" means:

          (a)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b)   Individuals who, as of the effective date of this Plan (the "Effective Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)   Consummation by Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d)   Approval by the stockholders of Corporation of a complete liquidation or dissolution of Corporation.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

        "Committee" means the committee of the Board described in Section 3.1.

        "Disability" means inability to perform the duties of a director of Corporation by reason of a medically determinable (to the reasonable satisfaction of the Committee) physical or mental condition that results in absence from such duties for a period of 90 consecutive days or a total of 120 days during any calendar year.

        "Exchange Act" means the Securities Exchange Act of 1934 as amended and in effect from time to time, and any successor statute. Where the context requires, any reference to a particular section of the Exchange Act or to any rule promulgated under the Exchange Act will be construed to refer to successor provisions to such section or rule.

        "Fair Market Value" means on any given date, the mean between the high and the low trading prices per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Committee) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If the Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Committee.

        "Grant Date" means the date an Award is granted to a Non-Employee Director under the Plan, namely:

          (a)   For each person who was a Non-Employee Director on May 1, 2000, such date and May 1 of each succeeding year (while the person continues to be a Non-Employee Director and while a sufficient number of shares of Stock remain available for Awards pursuant to Section 4 of the Plan) will be a Grant Date; and

          (b)   For each person who becomes a Non-Employee Director after May 1, 2000, the date such person first becomes a Non-Employee Director and each succeeding anniversary of such date (while the person continues to be a Non-Employee Director and while a sufficient number of shares of Stock remain available for Awards pursuant to Section 4 of the Plan) will be a Grant Date.

        "Non-Employee Director" means a member of the Board who is not an employee of Corporation or any subsidiary of Corporation.

        "Plan" means this Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan, as it may be amended and in effect from time to time.

        "Restricted Stock" means Stock granted to a Non-Employee Director subject to the Restrictions set forth in this Plan.

        "Restricted Stock Unit" means a contractual right representing a right to receive one share of Stock for each Restricted Stock Unit pursuant to the terms and conditions of, and subject to the Restrictions set forth in, this Plan.

        "Restriction" means the provisions of Section 7 of the Plan that govern the forfeiture of an Award or shares of Restricted Stock or Restricted Stock Units during the applicable Restriction Period.

        "Restriction Period" means the period following the Grant Date of an Award as described in Section 7.1 during which the Award is subject to Restrictions.

        "Retirement" means termination of a Non-Employee Director's membership on the Board due to:

          (a)   (1) Voluntary resignation as a director at or after attaining age 67, (2) voluntary resignation as a director after serving as a director for eight or more continuous years or (3) retirement on the mandatory retirement date for directors under Corporation's bylaws;

          (b)   A determination by the Committee that the Non-Employee Director cannot continue as a member of the Board without violating applicable law; or

          (c)   The Non-Employee Director taking a position with, or providing services to, a governmental, charitable, or educational institution whose policies prohibit the Non-Employee Director from continuing to serve as a member of the Board.

        "Stock" means Corporation's common stock, $1 par value, or any security issued by Corporation in substitution, exchange, or lieu of such common stock.

        "Termination Date" means the date a Non-Employee Director ceases to be a member of the Board for any reason.

        "Vest" or "Vested" with respect to shares of Restricted Stock, Restricted Stock Units, or an Award means to be or to become nonforfeitable, freely transferable (subject to any applicable securities law limitations), and free of all Restrictions due to expiration of the Restriction Period.

        2.2    Gender and Number.    Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 0 in the singular also includes the plural, and vice versa.

        3.    Administration

        3.1    Committee.    The Plan will be administered by Corporation's Nominating and Corporate Governance Committee or by another committee of the Board expressly designated by the Board to administer the Plan.

        3.2    Authority of the Committee.    The Committee will have full power and authority to administer the Plan in its sole discretion, including the authority to:

          (a)   Construe and interpret the Plan; and

          (b)   Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan.

Decisions of the Committee will be final, conclusive, and binding on all Non-Employee Directors.

        4.    Duration Of The Plan And Stock Subject To The Plan

        4.1    Duration of the Plan.    The Plan became effective May 1, 2000, and will continue in effect until Awards have been granted covering all available shares of Stock or until the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

        4.2    Stock.    The shares of Stock that may be granted subject to Awards under the Plan are shares of Corporation's reacquired treasury Stock. No fractional shares of Stock will be issued under the Plan.

        4.3    Number of Shares.    The maximum number of shares of Stock for which Awards may be granted under the Plan is 200,000 shares subject to adjustment pursuant to Section 9 of the Plan.

        4.4    Availability of Stock for Future Awards.    If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested, all shares of Stock covered by such Award not otherwise issued as Vested Stock will be available for future Awards under the Plan.

        5.    Eligibility

        All Non-Employee Directors of Corporation are automatically eligible to receive Awards under the Plan.

        6.    Awards

        6.1    Annual Grants.    As of each Grant Date for each Non-Employee Director, the Non-Employee Director will automatically be granted:

          (a)   Except as provided in Section 6.1(b), an Award of a number of shares of Restricted Stock (subject to the Restrictions described in Section 7.2) equal to $30,000 divided by the Fair Market Value of a share of Stock as of the Grant Date (rounded to the nearest number of whole shares); or

          (b)   For Non-Employee Directors who are residents of Canada, unless the Committee determines that an Award of shares of Restricted Stock be granted, an Award of a number of Restricted Stock Units (subject to the Restrictions described in Section 7.2) equal to $30,000 divided by the Fair Market Value of a share of Stock as of such Grant Date (rounded to nearest whole number of Restricted Stock Units).

        6.2    Restricted Stock Award Agreement and Stock Power.    Each Award of Restricted Stock under the Plan will be evidenced by a Restricted Stock Award Agreement and Stock Power in the form attached to this Plan as Appendix 6.2.

        6.3    Restricted Stock Unit Award Agreement.    Each Award of Restricted Stock Units under the Plan will be evidenced by a Restricted Stock Unit Award Agreement in the form attached to this Plan as Appendix 6.3.

        7.    Restrictions

        7.1    Restriction Period.    For each Award of Restricted Stock or Restricted Stock Units, the Restriction Period is the period commencing on the Grant Date for the Award and ending on the first to occur of:

          (a)   The expiration of five years from the Grant Date;

          (b)   The termination of the Non-Employee Director's membership on the Board by reason of:

            (i)    Death;

            (ii)   Disability;

            (iii)  Retirement; or

            (iv)  A Change in Control of Corporation.

        7.2    Restrictions During Restriction Period.    During the Restriction Period applicable to each Award of Restricted Stock or Restricted Stock Units:

          (a)   The Non-Employee Director may not sell, assign, pledge, or otherwise transfer or encumber the Award or the Restricted Stock or Restricted Stock Units subject to the Award;

          (b)   With respect to Awards of Restricted Stock, in the event the Non-Employee Director ceases to be a director of Corporation prior to the expiration of the Restriction Period for any reason other than death, Disability, Retirement, or in connection with a Change in Control of Corporation, the Non-Employee Director will immediately and automatically forfeit all shares of Restricted Stock subject to the Award, the Restricted Stock will automatically revert to Corporation, and the Non-Employee Director will cease to have any rights as a stockholder with respect to such Restricted Stock.

          (c)   With respect to awards of Restricted Stock Units, in the event the Non-Employee Director ceases to be a director of Corporation prior to the expiration of the Restriction Period for any reason other than death, Disability, Retirement, or in connection with a Change in Control of Corporation, the Non-Employee Director will immediately and automatically forfeit all Restricted Stock Units subject to the Award and the Non-Employee Director will cease to have any rights with respect to the Award or the Restricted Stock Units.

        7.3    Rights During Restriction Period.

          (a)    Restricted Stock Awards.    During the Restriction Period for any Award of Restricted Stock, the Non-Employee Director will have (except as expressly provided in Section 7.2) all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to exercise all voting rights with respect to the Restricted Stock and the right to receive cash dividends with respect to the Restricted Stock. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock covered by the Award and will be subject to the same Restrictions.

          (b)    Restricted Stock Unit Awards.    During the Restriction Period for any Award of Restricted Stock Units, the Non-Employee Director will not have any rights as a stockholder with respect to the Restricted Stock Units (until shares of Stock have been issued in settlement of the Restricted Stock Units as described in Section 8). Non-Employee Directors holding a Restricted Stock Unit Award will be credited with dividend equivalent additional Restricted Stock Units equal to the amount or value of any cash or other distributions or dividends payable during the Restriction Period with respect to an equal number of shares of Stock.

        7.4    Stock Certificates.

          (a)    Restricted Stock Awards.    Certificates for shares of Restricted Stock subject to a Restricted Stock Award will be issued in the Non-Employee Director's name and held by Corporation, together with an executed counterpart of the Restricted Stock Award Agreement and Stock Power, until the Restrictions lapse at the expiration of the Restriction Period or until the Restricted Stock is forfeited as provided in Section 7.2. During the Restriction Period, each certificate for shares of Restricted Stock will bear a legend in substantially the following form:

    THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED AS RESTRICTED STOCK UNDER THE LOUISIANA-PACIFIC CORPORATION 2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN (THE "PLAN") AND ARE SUBJECT TO RESTRICTIONS ON THEIR TRANSFER, DISPOSITION, OR ENCUMBRANCE SET FORTH IN THE PLAN. A COPY OF THE PLAN MAY BE OBTAINED FROM LOUISIANA-PACIFIC CORPORATION.

  Certificates for shares of Restricted Stock may also bear any other restrictive legends required by law or any other agreement.

          (b)    Restricted Stock Unit Awards.    No stock certificates will be issued in the Non-Employee Director's name with respect to Restricted Stock Units until settlement of the Award of Restricted Stock Units pursuant to Section 8.

        8.    Settlement of Awards

        8.1    Settlement of Restricted Stock Award.    Upon the Vesting of any Restricted Stock Award (due to expiration of the Restriction Period for that Award):

          (a)   A new stock certificate for the shares of Stock subject to the Award will be issued in the Non-Employee Director's name, without the legend described in Section 7.4, and the new certificate, together with the Restricted Stock Award Agreement and Stock Power previously held by Corporation, will be delivered to the Non-Employee Director, and

          (b)   The Stock will no longer be subject to the Restrictions.

        8.2    Settlement of Restricted Stock Unit Award.    Upon Vesting of a Restricted Stock Unit Award (due to expiration of the Restriction Period for that Award), a stock certificate for a number of shares of Stock equal to the number of Restricted Stock Units subject to the Award will be issued in the Non-Employee Director's name. The Stock represented by such certificate will not be subject to the Restrictions.

        8.3    Tax Withholding.    As of the date the Plan was amended and restated in its current form, income recognized by Non-Employee Directors with respect to Restricted Stock or Restricted Stock Units (upon Vesting or in connection with making an election under Code Section 83(b)) is treated as self-employment income that is not subject to tax withholding. However, Corporation will have the right to withhold from any settlement of Restricted Stock or Restricted Stock Units made under the Plan (or deemed settlement due to a Code Section 83(b) election) any federal, state, or local taxes of any kind subsequently required by law to be withheld or paid by Corporation on behalf of a Non-Employee Director with respect to such settlement. In the event any such taxes are imposed, each Non-Employee Director will be required to make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligation. Corporation will not be required to deliver shares under the Plan until any such obligation is satisfied.

        8.4    Effect of Tax Election.    In the event any Non-Employee Director makes a timely election under Code Section 83(b) with respect to any Restricted Stock Award, the Restricted Stock will be deemed (for income tax purposes) to be transferred to the Non-Employee Director effective as of the Grant Date (and any obligation for withholding tax liability imposed by subsequent changes in tax laws would be due as of the Grant Date). However, such an election will not affect the Restrictions or terminate the Restriction Period for such Award. No tax election under Code Section 83(b) may be made with respect to Restricted Stock Unit Awards.

        9.    Adjustments Upon Changes in Capitalization, Etc.

        9.1    Plan Does Not Restrict Corporation.    The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the stockholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights of such stock, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

        9.2    Adjustments by the Committee.    In the event of any change in capitalization affecting the Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Stock, the Committee will make proportionate adjustments with respect to the aggregate number of shares of Stock for which Awards may be granted under the Plan and the number of shares of Stock or Restricted Stock Units covered by each outstanding Award. The Committee may also make similar adjustments in the number of shares of Stock or Restricted Stock Units covered by outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders.

        10.    Amendment and Termination

        The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that no amendment may be made without shareholder approval if such approval is required by applicable law or the applicable requirements of a stock exchange or over-the-counter stock trading system. Amendment or termination of the Plan will not adversely affect the rights of Non-Employee Directors under previously granted Awards.

        11.    Miscellaneous

        11.1    Unfunded Plan.    The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any Non-Employee Director with respect to any Award under the Plan will be based solely upon the contractual obligations effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

        11.2    Securities Law Restrictions.    No shares of Stock may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions (in addition to the legend described in Section 7.4).

        11.3    Conditions Precedent.    Corporation will use its best efforts to obtain approval of the Plan and all Awards by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, each Award will terminate on notice to the Non-Employee Director to that effect. Without limiting the foregoing, Corporation will not be required to issue any certificates for all or any portion of the Restricted Stock until Corporation has taken any action required to comply with all applicable federal and state securities laws.

        11.4    Successorship.    Subject to restrictions on transferability set forth in the Plan, each Restricted Stock Award under the Plan will be binding upon and benefit the parties, their successors and assigns.

        11.5    Governing Law.    Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

        11.6    Stockholder Approval.    The Plan was approved by Corporation's stockholders at Corporation's 2003 annual meeting of stockholders. The amendment to Section 6 of the Plan to increase the value of future annual grants under the Plan from $20,000 to $30,000 is subject to approval by Corporation's stockholders at the May 3, 2004, annual meeting of Corporation's stockholders.

APPENDIX 6.2

RESTRICTED STOCK AWARD AGREEMENT AND STOCK POWER

Corporation:	Louisiana-Pacific Corporation, a Delaware corporation
Director:	, a Non-Employee Director of Corporation
Plan:	The Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan
Restricted Stock:	shares of Corporation's common stock subject to an Award made under the Plan as of the Grant Date
Grant Date:	200
Certificate:	Stock certificate number evidencing the Restricted Stock issued in Director's name as of the Grant Date

AGREEMENT

        Corporation and Director agree as follows:

        1.    Defined Terms.    Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

        2.    Grant of Restricted Stock.    As of the Grant Date, Corporation grants to Director an Award for the Restricted Stock.

        3.    Restrictions.    Director acknowledges that the Restricted Stock is subject to the Restrictions and all the terms and conditions set forth in the Plan, a copy of which is attached to this Agreement as Exhibit A.

        4.    Federal Tax Elections.    Director agrees to notify Corporation promptly if Director makes an election under Code Section 83(b) with respect to the Restricted Stock.

        5.    Certificate.    Director agrees that the Certificate for the Restricted Stock, together with an executed counterpart of this Restricted Stock Award Agreement and Stock Power, will be held by Corporation until the expiration of the Restricted Stock Period with respect to this Award as described in the Plan.

STOCK POWER

        Effective as of the Grant Date, Director assigns and transfers to Corporation the shares of Restricted Stock evidenced by the Certificate and appoints                          as attorney-in-fact to transfer the stock on the books of Corporation, with full power of substitution. Although Director is the owner of the Restricted Stock, Corporation will hold the Certificate and this Stock Power during the Restriction Period described in the Plan. Upon expiration of the Restriction Period, Corporation will return this Stock Power to Director, together with a new, unrestricted, certificate for the Restricted Stock.

Corporation:	LOUISIANA-PACIFIC CORPORATION
By

Its

Director:

APPENDIX 6.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

Corporation:	Louisiana-Pacific Corporation, a Delaware corporation
Director:	, a Non-Employee Director of Corporation
Plan:	The Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan
Restricted Stock:	Restricted Stock Units subject to an Award made under the Plan as of the Grant Date
Grant Date:	200

AGREEMENT

        Corporation and Director agree as follows:

        1.    Defined Terms.    Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

        2.    Grant of Restricted Stock Units.    As of the Grant Date, Corporation grants to Director an Award for the Restricted Stock Units.

        3.    Restrictions.    Director acknowledges that the Restricted Stock is subject to the Restrictions and all the terms and conditions set forth in the Plan, a copy of which is attached to this Agreement as Exhibit A.

Corporation:	LOUISIANA-PACIFIC CORPORATION
By

Its

Director:

APPENDIX D

LOUISIANA-PACIFIC CORPORATION
1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Restated as of May 3, 2004)

        1.    Establishment And Purpose.

        1.1    Establishment; Amendment and Restatement.    Louisiana-Pacific Corporation, a Delaware corporation ("Corporation") established the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan (the "Plan") effective as of June 15, 1992. Corporation amended and restated the Plan effective May 1, 2000, and further amended and restated the Plan in its current form effective May 3, 2004.

        1.2    Purpose.    The continued growth and success of Corporation are dependent upon the efforts of members of Corporation's board of directors (the "Board of Directors"). Those members of the Board of Directors who are not employees of Corporation or any of its subsidiaries ("Non-Employee Directors") are not eligible to participate in the stock option and other stock incentive plans maintained for employees of Corporation. The purpose of this Plan is to provide an incentive to Non-Employee Directors to remain as members of the Board of Directors and also to afford them the opportunity to acquire, or increase, stock ownership in Corporation in order that they may have a direct proprietary interest in its success. Options granted under the Plan shall be nonqualified options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

        2.    Stock.

        The stock subject to options granted under the Plan shall be shares of Corporation's authorized but unissued, or reacquired, $1 par value common stock ("Common Stock"). The total number of shares of Common Stock with respect to which options may be granted shall not exceed in the aggregate 1,200,000, provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of paragraph 6.7. In the event that any outstanding option under the Plan is canceled or terminates or expires prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may be made the subject of additional options granted under the Plan.

        3.    Administration.

        The Plan shall be administered by the Nominating and Corporate Governance Committee of the Board of Directors (the "Committee"), except for actions to be taken under the Plan which, under the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule exempting certain transactions from Section 16(b) of the Exchange Act, cannot be taken by the Committee, which actions shall be taken by the full Board of Directors. The Committee shall have full power and authority, subject to the provisions of the Plan, to adopt, amend, and rescind rules and regulations for carrying out the Plan. The interpretation and decision of the Committee with regard to any question arising under the Plan shall be final and conclusive. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or to any options granted pursuant to the Plan.

        4.    Eligibility.

        The persons eligible to receive options under the Plan are the Non-Employee Directors of Corporation.

        5.    Grant of Options.

        5.1    Prior Grants.    Grants made under the Plan prior to May 3, 2004, shall be governed by the terms and conditions of the Plan prior to its amendment and restatement effective as of such date.

        5.2    Option Value.    For purposes of this Plan, the value of an option granted under the Plan (the "Option Value") shall be the fair value of an option for the number of shares of Common Stock subject to the option determined by applying the option-pricing model used by Corporation for purposes of preparing Corporation's audited annual financial statements for the year in which the option is granted. For purposes of determining the number of shares to be subject to an option such that the Option Value of the option is a specified dollar amount, the number of shares will be rounded down to the highest number of whole shares such that the Option Value does not exceed the targeted dollar amount.

        5.3    New Non-Employee Directors.    Each person who becomes a Non-Employee Director on or after May 3, 2004, automatically shall be granted, as of the date such person becomes a Non-Employee Director, an option to purchase the number of shares of Common Stock such that the Option Value of the option on the date of grant is $30,000, subject to the terms and conditions described in paragraph 6.

        5.4    Subsequent Grants.

          (a)    Anniversary Date.    For purposes of this paragraph 5.4, a Non-Employee Director's Anniversary Date shall mean:

            (i)    For individuals who became Non-Employee Directors prior to May 3, 2004, the one year and subsequent anniversaries of the last option granted to such Non-Employee Director under the Plan prior to May 3, 2004; and

            (ii)   For individuals who became Non-Employee Directors on or after May 3, 2004, the one year and subsequent anniversaries of the date the individual first became a Non-Employee Director.

          (b)    Annual Grants.    As of each Anniversary Date, each Non-Employee Director who remains as a Non-Employee Director through such Anniversary Date automatically shall be granted an option to purchase the number of shares of Common Stock such that the Option Value of the option on the date of grant is $30,000, subject to the terms and conditions described in paragraph 6. Annual grants pursuant to this paragraph 5.4(b) shall be in lieu of the provisions for Subsequent Grants set forth in paragraph 5(c) of the Plan prior to its amendment and restatement effective May 3, 2004.

        6.    Terms and Conditions of Options.    Each option granted pursuant to the Plan shall be subject to the following terms and conditions:

        6.1    Payment.    Upon exercise of an option, in whole or in part, the option price for shares to which the exercise relates may be made, at the election of the optionee, either in cash or by delivering to Corporation shares of Common Stock having a Fair Market Value (as defined below) equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. Shares of Common Stock may not be used in payment or partial payment unless an option is being exercised for at least 2,000 shares. Payment in shares of Common Stock shall be made by delivering to Corporation certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to that portion of the option price which is to be paid in Common Stock. The Fair Market Value of a share of Common Stock on any given date means the mean between the high and low trading prices per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Committee) or, if the Common Stock was not traded on that date, on the next preceding day on which Common Stock is traded. If the Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market Value will be determined by the Committee. Whenever payment of the option price would require delivery of a fractional share, the optionee shall deliver the next lower whole number of shares of Common Stock and a cash payment shall be made by the optionee for the balance of the option price.

        6.2    Option Price.    The option price per share for each option granted under the Plan shall be 100 percent of the Fair Market Value per share on the date the option was granted.

        6.3    Term of Option.    Each option shall expire ten years from the date the option is granted, unless the option is terminated earlier in accordance with the Plan.

        6.4    Date of Exercise.    Unless an option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each option may be exercised in whole or in part from time to time to purchase shares as follows:

          (a)   Each option shall not be exercisable until the date which is three months after the option was granted. On that date, the option shall become exercisable as to 10 percent of the shares subject to the option (rounded down to the nearest whole number of shares). The option shall become exercisable as to an additional 10 percent of the shares every three months thereafter until the option is exercisable in full (which shall occur on the date which is 2.5 years after the date of grant).

          (b)   No option shall be exercisable in part with respect to a number of shares fewer than 100 unless fewer than 100 shares remain subject to the option.

        6.5    Acceleration of Exercisability.    Notwithstanding the limitations on exercisability pursuant to paragraph 6.4, an option shall become immediately and fully exercisable:

          (a)   In the event of the death of the optionee Non-Employee Director; or

          (b)   Upon the later of (i) the occurrence of a "Change in Control" (as defined below) of Corporation and (ii) six months after the date of grant; or

          (c)   On the date an optionee Non-Employee Director retires pursuant to Section 15 of Article II of the bylaws of Corporation; provided, however, that this paragraph 6.5(c) shall only apply to an additional 20 percent of the shares covered by such Non-Employee Director's option.

        For purposes of the Plan, a Change of Control shall be deemed to occur if (x) any person or group, together with its affiliates and associates (other than Corporation or any of its subsidiaries or employee benefit plans), acquires direct or indirect beneficial ownership of 20 percent or more of the then outstanding shares of Common Stock or commences a tender or exchange offer for 30 percent or more of the then outstanding shares of Common Stock, or (y) Corporation is to be liquidated or dissolved. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

        6.6    Continuation as a Director.    Notwithstanding the option term provided in paragraph 6.3, in the event that an optionee Non-Employee Director ceases to be a member of the Board of Directors:

          (a)   By reason of death, the estate, personal representative, or beneficiary of the Non-Employee Director shall have the right to exercise the option at any time within 12 months from the date of death and the option shall terminate as of the last day of such 12-month period; or

          (b)   By reason of the retirement of an optionee Non-Employee Director pursuant to Section 15 of Article II of the bylaws of Corporation, the Non-Employee Director's option shall remain exercisable, to the extent it had become exercisable on the date of said retirement, for a period of 24 months following the date of said retirement and the option shall terminate as of the last day of such 24-month period; or

          (c)   For any other reason, the Non-Employee Director's option shall remain exercisable, to the extent it had become exercisable on the date the optionee ceased to be a member of the Board of Directors (the "Termination Date"), for a period of three months following the Termination Date and the option shall terminate as of the last day of such three-month period.

        6.7    Recapitalization.    In the event of any change in capitalization which affects the Common Stock, whether by stock dividend, stock distribution, stock split, subdivision or combination of shares, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its good faith discretion deems appropriate to reflect such change shall be made with respect to the total number of shares of Common Stock in respect of which options may be granted under the Plan, the number of shares covered by each outstanding option, and the exercise price per share under each such option; however, any fractional shares resulting from any such adjustment shall be eliminated.

        A dissolution of Corporation, or a merger or consolidation in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation), shall cause every option outstanding hereunder to terminate concurrently with consummation of any such dissolution, merger or consolidation, except that the resulting or surviving corporation (or, in the event Corporation is the resulting or surviving corporation but has become a subsidiary of another corporation, such other corporation) may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on terms and conditions, both as to number of shares and otherwise, which will substantially preserve the rights and benefits of any option then outstanding hereunder.

        In the event of a change in Corporation's presently authorized Common Stock which is limited to a change of all its presently authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

        6.8    Transferability.    No option shall be assignable or transferable other than by will or the laws of descent and distribution. During an optionee's lifetime, only he or his guardian or legal representative may exercise any such option or right.

        6.9    Rights as a Stockholder.    An optionee Non-Employee Director shall have no rights as a stockholder with respect to shares covered by the option until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. Except as provided in paragraph 6.7, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

        6.10    Provision for Taxes.    It shall be a condition to Corporation's obligation to issue or reissue shares of Common Stock upon exercise of any option that the optionee pay, or make provision satisfactory to Corporation for payment of, any federal and state income and other taxes which Corporation is obligated to withhold or collect with respect to the issue or reissue of such shares.

        6.11    Option Agreement.    Each option granted under the Plan shall be evidenced by an option agreement substantially in the form attached to the Plan as Appendix A.

        7.    Effective Date and Term of Plan.

        The Plan was adopted and became effective June 15, 1992, and shall continue in effect until options have been granted covering all available shares of Common Stock as specified in paragraph 2 or until the Plan is terminated by the Board of Directors, whichever is earlier, except as provided below.

        The amendment of Section 5 of the Plan to change the number of options to be granted to a new Non-Employee Director and the number of options to be granted as Annual Grants is subject to approval by Corporation's stockholders at the May 3, 2004, annual meeting of Corporation's stockholders.

        8.    Amendment or Termination.

        The Board of Directors may alter, amend, suspend or terminate the Plan at any time. Amendments to the Plan shall be subject to stockholder approval to the extent required to comply with any exemption to the short swing profit provisions of Section 16(b) of the Exchange Act pursuant to rules and regulations promulgated thereunder or with the rules and regulations of any securities exchange or trading system on which the Common Stock is listed or traded. Expiration or termination of the Plan shall not affect outstanding options except as provided in paragraph 7. The Board of Directors may also modify the terms and conditions of any outstanding option, subject to the consent of the optionee and consistent with the provisions of the Plan.

        9.    Application of Proceeds.

        The proceeds received by Corporation from the sale of Common Stock pursuant to options shall be available for general corporate purposes.

        10.    No Obligation to Exercise Option.

        The granting of an option shall impose no obligation upon the optionee to exercise the same, in whole or in part.

        11.    Restrictions on Exercise.

        Any provision of the Plan to the contrary notwithstanding, no option granted pursuant to the Plan shall be exercisable at any time, in whole or in part, (i) prior to the shares of Common Stock subject to the option being authorized for listing on the New York Stock Exchange, if applicable, or (ii) if issuance and delivery of the shares of Common Stock subject to the option would violate any applicable laws or regulations.

APPENDIX A

LOUISIANA-PACIFIC CORPORATION
1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

OPTION AGREEMENT

Date of Option Grant:                         , 200

Louisiana-Pacific Corporation a Delaware corporation 805 SW Broadway, Suite 700 Portland, OR 97205-3303	("Corporation")

("Optionee")

        Corporation maintains the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan (the "Plan"). A copy of the Plan is attached hereto as Exhibit A and is incorporated by reference in this Agreement. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

        The Plan is administered by the Nominating and Corporate Governance Committee of the Board of Directors for the benefit of Non-Employee Directors of Corporation.

        The parties agree as follows:

        1.    Grant of Option.

        Subject to the terms and conditions of this Agreement and the Plan, Corporation grants, as of the date of grant set forth above, to the Optionee a stock option (the "Option") to purchase             shares of Corporation's Common Stock at $            per share.

        2.    Terms of Option.

        The option shall be subject to all the terms and conditions set forth in the Plan.

        3.    Conditions Precedent.

        Corporation will use its best efforts to obtain approval of the Plan and the Option by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, the Option shall terminate on notice to the Optionee to that effect.

        4.    Successorship.

        Subject to restrictions on transferability set forth in the Plan, this Agreement shall be binding upon and benefit the parties, their successors and assigns.

        5.    Notices.

        Any notices under the Option shall be in writing and shall be effective when actually delivered personally or by facsimile or through Corporation interoffice mail service, or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's Principal executive offices or to such other address as a party may certify by notice to the other party. Notices to Corporation shall be sent to the Secretary of Corporation at Corporation's address set forth above, or at such other address as Corporation, by written notice to Optionee, may designate from time to time.

CORPORATION:	LOUISIANA-PACIFIC CORPORATION
Secretary
OPTIONEE:

APPENDIX E

LOUISIANA-PACIFIC CORPORATION
ANNUAL CASH INCENTIVE AWARD PLAN

Amended and Restated as of May 3, 2004

        THIS ANNUAL CASH INCENTIVE AWARD PLAN (the "Plan") was adopted by Louisiana-Pacific Corporation, a Delaware corporation ("Corporation"), effective March 1, 1997 and was amended as of July 31, 1999, January 1, 2001 and May 3, 2004. Capitalized terms that are not otherwise defined herein have the meanings set forth in Section 4.

SECTION 1. INCENTIVE AWARDS

        1.1    Target Award.    Each Award opportunity will specify a targeted incentive opportunity (the "Target Award") expressed either as a dollar amount or as a percentage of a Participant's regular annualized base salary.

        1.2    Incentive Awards.    The amount paid for each Award will be equal to the product of:

          a)    The Total Success Percentage for the Participant for the Plan Year; multiplied by

          (b)   The Participant's Target Award for the Plan Year.

However, in no event may a Participant's Award payment for a Plan Year exceed the lesser of (i) 200 percent of the Participant's Target Award, or (ii)$1,500,000.

        1.3    Performance Goals.    The Goals that will be used to measure a Participant's Award will consist of one or more of the following:

          a)    Corporate Goals measuring financial performance related to the Corporation as a whole. Corporate Goals may include one or more measures related to earnings, profitability, efficiency, or return to stockholders and may include earnings, earnings per share, operating profit, stock price, costs of production, or other measures, whether expressed as absolute amounts, as ratios, or percentages of other amounts. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

          (b)   Business Unit Goals measuring financial or strategic performance of an identified business unit for which a Participant has responsibility. Strategic Business Unit Goals may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial Business Unit Goals may include the degree to which the business unit achieves one or more measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

          (c)   Individual Goals measuring success in developing and implementing particular tasks assigned to an individual Participant. Individual Goals will naturally vary depending upon the responsibilities of individual Participants and may include, without limitation, goals related to success in developing and implementing particular management plans or systems, reorganizing departments, establishing business relationships, or resolving identified problems.

        1.4    Weighting of Goals.    Each Goal will be weighted with a Weighting Percentage so that the total Weighting Percentages for all Goals used to determine a Participant's Award is 100 percent.

        1.5    Achievement Percentage.    Each Goal will also specify the Achievement Percentages (ranging from 0 to 200 percent) to be used in computing the payment of an Award based upon the extent to which the particular Goal is achieved. Achievement Percentages for a particular Goal may be based on:

  •
  An "all or nothing" measure that provides for a specified Achievement Percentage if the Goal is met, and a zero Achievement Percentage if the Goal is not met;

  •
  Several levels of performance or achievement (such as a Threshold Level, a Target Level, and a Maximum Level) that each correspond to a specified Achievement Percentage; or

  •
  Continuous or numerical measures that define a sliding scale of Achievement Percentages.

        1.6    Computation of Awards.    As soon as possible after the completion of each Plan Year, a computation will be made for each Participant of:

  •
  The extent to which Goals were achieved and the corresponding Achievement Percentages for each Goal:

  •
  A Weighted Achievement Percentage for each Goal equal to the product of the Achievement Percentage and the Weighting Percentage for that Goal;

  •
  The Total Success Percentage equal to the sum of all the Weighted Achievement Percentages for all the Participant's Goals; and

  •
  An Award amount equal to the product of the Total Success Percentage and the Participant's Target Award.

        1.7    Right to Receive Award.    A Participant must continue Employment with Corporation until the end of a Plan Year in order to be entitled to receive an Award for that Plan Year. Awards may be subject to such additional requirements regarding length of employment as may be specifically approved by the Committee. If a Participant terminates Employment with Corporation before the end of the Plan Year for a reason other than death, Disability, or Approved Retirement, the Participant will not be entitled to any Award for that Plan Year. If a Participant terminates Employment with Corporation before the end of the Plan Year due to death or Disability, the Participant or the Participant's beneficiary or estate will be entitled to an Award equal to 100 percent of the Participant's Target Award. If a Participant terminates Employment with Corporation by reason of Approved Retirement prior to the expiration of the Plan year, the Participant will be entitled to an Award computed as follows:

  •
  The Total Success Percentage will be determined after the end of the Plan Year as if the Participant had remained an Employee for the entire Plan Year; and

  •
  The Participant's Award computed pursuant to Section 1.6 will be prorated based on the number of days before and the number of days after the effective date of the Approved Retirement.

        1.8    Payment of Awards.    Each Participant's Award will be paid in cash in a lump sum within 30 days after the amount of the Award has been determined. Payment of any Award may be made subject to such additional restrictions or limitations, in addition to those related to the attainment of performance goals, as may be expressly provided for under the Louisiana-Pacific Corporation Management Incentive Plan and made applicable to such Award.

SECTION 2. ADMINISTRATION

        For each Plan Year, the Committee will approve the Target Awards for all Participants and will approve Corporate Goals and Achievement Percentages for the Corporate Goals. After the end of each

Plan Year, the Committee will certify the extent to which the Corporate Goals have been achieved. In addition, the Committee will have exclusive authority to establish Goals, Weighting Percentages, and Achievement Percentages, to certify achievement, and to take all other actions with respect to Awards for Corporation's Chief Executive Officer and any other Participants that the Committee determines may be subject to Section 162(m) of the Internal Revenue Code of 1986.

SECTION 3. MISCELLANEOUS

        3.1    Nonassignability of Benefits.    A Participant's benefits under the Plan cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

        3.2    No Right of Continued Employment.    Nothing in the Plan will confer upon any Participant the right to continued Employment with Corporation or interfere in any way with the right of Corporation to terminate the person's Employment at any time.

        3.3    Amendments and Termination.    The Committee has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable.

SECTION 4. DEFINITIONS

        For purposes of this Plan, the following terms have the meanings set forth in this Section 4:

        "Achievement Percentage" means a percentage (from 0 to 200 percent) corresponding to a specified level of achievement or performance of a particular Goal.

        "Approved Retirement" means termination of employment with an Employer after Participant attains age 60, but only if such retirement is approved by Corporation's Chief Executive Officer, in his sole discretion.

        "Award" means an incentive award under the Plan.

        "Corporation" means Louisiana-Pacific Corporation, a Delaware corporation; provided, however, that for purposes of Sections 1.7 and 3.2 and the definitions in this Section 4 of the Plan, the term "Corporation" shall include any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

        "Committee" means the Compensation Committee of the Board.

        "Disability" means the condition of being permanently unable to perform Participant's duties for Corporation by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

        "Employee and Employment" both refer to service by Participant as a full-time or part-time employee of Corporation, and include periods of illness or other leaves of absence authorized by Corporation.

        "Goal" means one of the elements of performance used to determine Awards under the Plan as described in Section 1.3.

        "Participant" means an eligible employee selected to participate in the Plan for all or a portion of a Plan Year.

        "Plan Year" means a calendar year.

        "Target Award" means the targeted incentive award for a Participant for a Plan Year as provided in Section 1.1.

        "Total Success Percentage" means the sum of the Weighted Achievement Percentages for each Goal for a Participant.

        "Weighted Achievement Percentage" means the product of the Achievement Percentage and the Weighting Percentage for a Goal as provided in Section 1.6.

P R O X Y

LOUISIANA-PACIFIC CORPORATION
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting May 3, 2004

        The undersigned hereby constitutes and appoints Archie W. Dunham, Daniel K. Frierson, Mark A. Suwyn, and each of them, his true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation ("LP"), which the undersigned may be entitled to vote at the Annual Meeting of LP stockholders to be held May 3, 2004, or at any adjournment thereof.

Nominees for Election as Directors:

Dustan E. McCoy, Lee C. Simpson, Colin D. Watson

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. By signing on the reverse, you acknowledge receipt of the 2004 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revoke all proxies heretofore given by you to vote at said meeting or any adjournment thereof.

SEE REVERSE SIDE

DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the election of directors and FOR proposals 2, 3, 4, 5 and 6.

LOUISIANA-PACIFIC CORPORATION
			FOR	WITHHELD
1.	Election of Directors. (Please see reverse)	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
		☐	For all nominees except as written above
		FOR	AGAINST	ABSTAIN
2.	Approval of amendment of 1997 Incentive Stock Award Plan.	☐	☐	☐
3.	Approval of amendment of 2000 Non-Employee Director Restricted Stock Plan.	☐	☐	☐
4.	Approval of amendment of 1992 Non-Employee Director Stock Option Plan.	☐	☐	☐
5.	Approval of performance goals under Amended and Restated Annual Cash Incentive Award Plan.	☐	☐	☐
6.	Ratification of selection of independent auditors.	☐	☐	☐
The Board of Directors recommends a vote AGAINST proposals 7 and 8.
7.	Stockholder Proposal, NOT recommended by management, relating to separation of the offices of Chairman and CEO.	☐	☐	☐
8.	Stockholder Proposal, NOT recommended by management, relating to environmental matters.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR proposal 2, 3, 4, 5 and 6, and AGAINST proposals 7 and 8.

If any other matters properly come before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

I/we plan to attend the Annual Meeting (Admission Ticket attached)	☐
Note:	Please sign exactly as your name appears hereon. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.
Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Louisiana-Pacific Corporation
805 S.W. Broadway
Portland, Oregon 97205
(503) 821-5100

Annual Meeting of Stockholders
May 3, 2004
 ADMISSION TICKET

The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held at 9:30 a.m. on May 3, 2004, at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee. Public transportation to the hotel is available from the airport, and there is ample public parking in the vicinity of the hotel.

Your voted proxy card should be detached and returned as soon as possible in the enclosed postpaid envelope. If you plan to attend the Annual Meeting, please retain this Admission Ticket and, on May 3, 2004, present it to the LP representative for admission to the meeting.

                      — Anton C. Kirchhof
                          Secretary

LP is a trademark of Louisiana-Pacific Corporation

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
Voting Procedure
Item 1—Election of Directors
Item 2—Approval of Amendment of the 1997 Incentive Stock Award Plan
Item 3—Approval of Amendment of the 2000 Non-Employee Director Restricted Stock Plan
New Plan Benefits 2000 Non-Employee Director Restricted Stock Plan
Item 4—Approval of Amendment of the 1992 Non-Employee Director Stock Option Plan
New Plan Benefits 1992 Non-Employee Director Stock Option Plan
Item 5—Approval of Performance Goals Under Amended and Restated Annual Cash Incentive Award Plan
New Plan Benefits Amended and Restated Annual Cash Incentive Award Plan
Item 6—Ratification of Selection of Independent Auditor
Item 7—Stockholder Proposal Regarding CEO and Chairman Positions
"Separate Chairman and Chief Executive Officer Positions
Recommendation of Board of Directors on Stockholder Proposal
Item 8—Stockholder Proposal Regarding Environmental Matters
Recommendation of Board of Directors on Stockholder Proposal
Other Business
Finance and Audit Committee Report
Holders of Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)
Pension Plan Table
Stockholder Proposals
General
LOUISIANA-PACIFIC CORPORATION FINANCE AND AUDIT COMMITTEE CHARTER
LOUISIANA-PACIFIC CORPORATION 1997 INCENTIVE STOCK AWARD PLAN Effective March 1, 1997 (As amended through May 3, 2004)
LOUISIANA-PACIFIC CORPORATION 2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN Effective May 1, 2000 (Amended and Restated as of May 3, 2004)
RESTRICTED STOCK AWARD AGREEMENT AND STOCK POWER
AGREEMENT
STOCK POWER
RESTRICTED STOCK UNIT AWARD AGREEMENT
AGREEMENT
LOUISIANA-PACIFIC CORPORATION 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (Restated as of May 3, 2004)
LOUISIANA-PACIFIC CORPORATION 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OPTION AGREEMENT Date of Option Grant: , 200
LOUISIANA-PACIFIC CORPORATION ANNUAL CASH INCENTIVE AWARD PLAN
SECTION 1. INCENTIVE AWARDS
SECTION 2. ADMINISTRATION
SECTION 3. MISCELLANEOUS
SECTION 4. DEFINITIONS